Exhibit 2.1

AGREEMENT AND PLAN OF REORGANIZATION

BY AND AMONG

TARANTELLA, INC.

TARANTELLA ACQUISITION CORPORATION

AND

NEW MOON SYSTEMS, INC.

Dated as of May 29, 2003

AGREEMENT AND PLAN OF REORGANIZATION

This AGREEMENT AND PLAN OF REORGANIZATION (this “Agreement”) is made and entered into as of May 29, 2003 among Tarantella, Inc., a California corporation (“Tarantella”), Tarantella Acquisition Corporation, a Delaware corporation and a wholly-owned subsidiary of Tarantella (“Merger Sub”), and New Moon Systems, Inc., a California corporation (“New Moon”).

RECITALS

A. The Boards of Directors of each of New Moon, Tarantella and Merger Sub believe it is in the best interests of each of New Moon, Tarantella and Merger Sub and their respective shareholders that Tarantella acquire New Moon through the statutory merger of Merger Sub with and into New Moon (the “Merger”) and, in furtherance thereof, have approved the Merger.

B. Pursuant to the Merger, among other things, and subject to the terms and conditions of this Agreement, all of the issued and outstanding shares of capital stock of New Moon (“New Moon Capital Stock”) and all outstanding options, warrants or other rights to acquire or receive shares of New Moon Capital Stock shall be converted into the right to receive shares of voting common stock of Tarantella (“Tarantella Common Stock”) and/or the right to receive an Earnout pursuant to Section 1.7.

C. New Moon, Tarantella and Merger Sub desire to make certain representations and warranties and other agreements in connection with the Merger.

NOW, THEREFORE, in consideration of the covenants, promises and representations set forth herein, and for other good and valuable consideration, intending to be legally bound hereby the parties agree as follows:

ARTICLE I

THE MERGER

1.1     The Merger. At the Effective Time (as defined in Section 1.2) and subject to and upon the terms and conditions of this Agreement and the applicable provisions of the California General Corporation Law (“California Law”), Merger Sub shall be merged with and into New Moon, the separate corporate existence of Merger Sub shall cease, and New Moon shall continue as the surviving corporation and as a wholly-owned subsidiary of Tarantella. New Moon, as the surviving corporation after the Merger, is hereinafter sometimes referred to as the “Surviving Corporation.”

1.2     Effective Time. Unless this Agreement is earlier terminated pursuant to Section 8.1, the closing of the Merger (the “Closing”) will take place as promptly as practicable, but no later than five (5) business days, following satisfaction or waiver of the conditions set forth in Article VI, at the offices of Wilson, Sonsini, Goodrich & Rosati, 650 Page Mill Road, Palo Alto, California, unless another place or time is agreed to by Tarantella and New Moon.

The date upon which the Closing actually occurs is herein referred to as the “Closing Date.” On the Closing Date, the parties hereto shall cause the Merger to be consummated by filing an Agreement of Merger (or like instrument) with the Secretary of State of the State of California (the “Certificate of Merger”), in accordance with the relevant provisions of applicable law (the time of acceptance by the Secretary of State of California of such filing being referred to herein as the “Effective Time”). The parties currently intend that the Closing Date will occur on or prior to June 5, 2003.

1.3    Effect of the Merger. At the Effective Time, the effect of the Merger shall be as provided in the applicable provisions of California Law. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, all the property, rights, privileges, powers and franchises of New Moon and Merger Sub shall vest in the Surviving Corporation, and all debts, liabilities and duties of New Moon and Merger Sub shall become the debts, liabilities and duties of the Surviving Corporation.

1.4    Articles of Incorporation; Bylaws.

(a) Unless otherwise determined by Tarantella prior to the Effective Time, at the Effective Time, the Articles of Incorporation of the Surviving Corporation shall be amended and restated in their entirety to read as attached hereto as Exhibit 1.4.

(b) Unless otherwise determined by Tarantella, the Bylaws of New Moon, as in effect immediately prior to the Effective Time, shall be the Bylaws of the Surviving Corporation until thereafter amended.

1.5    Directors and Officers. The director(s) of Merger Sub immediately prior to the Effective Time shall be the initial director(s) of the Surviving Corporation, each to hold office in accordance with the Articles of Incorporation and Bylaws of the Surviving Corporation. The officers of Merger Sub immediately prior to the Effective Time shall be the initial officers of the Surviving Corporation, each to hold office in accordance with the Bylaws of the Surviving Corporation.

1.6    Maximum Shares to Be Issued; Effect on Capital Stock. The maximum number of shares of Tarantella Common Stock to be issued (including Tarantella Common Stock to be reserved for issuance upon exercise of any of New Moon’s warrants (“Warrants”) to be assumed by Tarantella) in exchange for the acquisition by Tarantella of all outstanding New Moon Capital Stock and all unexpired and unexercised Warrants or other rights to acquire New Moon Capital Stock shall be the Aggregate Share Number (as defined in Section 1.6(h)) plus the employee shares as set forth in 5.12. No adjustment shall be made in the number of shares of Tarantella Common Stock issued in the Merger as a result of any cash proceeds received by New Moon from the date hereof to the Effective Time pursuant to the exercise of Warrants or other rights to acquire New Moon Capital Stock. Subject to the terms and conditions of this Agreement, as of the Effective Time, by virtue of the Merger and without any action on the part of Merger Sub, New Moon or the holder of any shares of New Moon Capital Stock, the following shall occur:

(a) Conversion of New Moon Capital Stock. Each share of common stock and preferred stock of New Moon (collectively, the “New Moon Capital Stock”) issued and outstanding immediately prior to the Effective Time (other than any shares of New Moon Stock to be canceled pursuant to Section

1.6(b) and any Dissenting Shares (as defined and to the extent provided in Section 1.8) will be canceled and extinguished and be converted automatically into the right to receive, upon surrender of the certificate representing such share of New Moon Common Stock in the manner provided in Section 1.9, the following consideration:

(i) each share of Series D Preferred Stock of New Moon outstanding immediately prior to the Effective Time shall be converted into the right to receive 0.3947 shares of Tarantella Common Stock (the “Exchange Ratio”) and such portion of the consideration, if any, set forth in Section 1.7 to which a share of Series D Preferred Stock is entitled in accordance with Section 2 of Article III of the Articles of Incorporation of New Moon as in effect on the date of this Agreement;

(ii) each share of preferred stock of New Moon other than the Series D Preferred Stock outstanding immediately prior to the Effective Time shall be converted into the right to receive such portion of the consideration, if any, set forth in Section 1.7 to which a share of such preferred stock is entitled in accordance with Section 2 of Article III of the Articles of Incorporation of New Moon as in effect on the date of this Agreement; and

(iii) each share of Common Stock of New Moon outstanding immediately prior to the Effective Time shall be converted into the right to receive such portion of the consideration, if any, set forth in Section 1.7 to which a share of such common stock is entitled in accordance with Section 2 of Article III of the Articles of Incorporation of New Moon as in effect on the date of this Agreement.

(b) Cancellation of Tarantella-Owned and New Moon-Owned Stock. Each share of New Moon Capital Stock owned by Merger Sub, Tarantella, New Moon or any direct or indirect wholly-owned subsidiary of Tarantella or New Moon immediately prior to the Effective Time shall be canceled and extinguished without any conversion thereof.

(c) Stock Options. All options to purchase New Moon Common Stock then outstanding under New Moon’s 2000 Stock Option Plan (the “Option Plan”) or otherwise immediately prior to the Effective Time shall be canceled and extinguished.

(d) Warrants are being cancelled in connection with payoff of GATX facility.

(e) Capital Stock of Merger Sub. Each share of Common Stock of Merger Sub issued and outstanding immediately prior to the Effective Time shall be converted into and exchanged for one validly issued, fully paid and nonassessable share of Common Stock of the Surviving Corporation. Each stock certificate of Merger Sub evidencing ownership of any such shares shall continue to evidence ownership of such shares of capital stock of the Surviving Corporation.

(f) Adjustments to Exchange Ratio. The Exchange Ratio shall be adjusted to reflect fully the effect of any stock split, reverse stock split, stock dividend (including any dividend or distribution of securities convertible into Tarantella Common Stock or New Moon Capital Stock), reorganization, recapitalization or other like change with respect to Tarantella

Common Stock or New Moon Capital Stock occurring after the date hereof and prior to the Effective Time.

(g) Fractional Shares. No fraction of a share of Tarantella Common Stock will be issued, but in lieu thereof, each holder of shares of New Moon Capital Stock who would otherwise be entitled to a fraction of a share of Tarantella Common Stock (after aggregating all fractional shares of Tarantella Common Stock to be received by such holder) shall be entitled to receive from Tarantella a rounded-up whole share.

(h) Definitions.

(i) Aggregate Share Number. The “Aggregate Share Number” shall be 6,766,000, shares of Tarantella Common Stock, as appropriately adjusted to reflect the effect of any stock split, reverse stock split, stock dividend, reorganization, recapitalization or the like with respect to the Tarantella Common Stock occurring after the date hereof and prior to the Effective Time (a “Recapitalization of the Tarantella Common Stock”).

(ii) Escrow Amount. The “Escrow Amount” shall be $300,000.

(iii) Net Working Capital. “Net Working Capital” shall mean an amount equal to New Moon’s cash, receivables and net book value of tangible assets including pre-paid expenses, but excluding the greater of one-half the net book value of New Moon’s fixed assets or one-half of the residual capital lease obligations, less liabilities, including without limitation, employee and facilities termination payments, professional fees and all generally accepted accruals, all as of the Closing Date in accordance with GAAP except as otherwise provided herein, consistent with past practice and the estimate of Net Working Capital attached hereto as Exhibit 1.6(h)(iii). As soon as practicable following the Closing, but in no event later than ninety (90) days from the Closing Date, Tarantella shall at its expense calculate the Net Working Capital as of the Closing Date and deliver to the Shareholders’ Agent a statement specifying the Net Working Capital, which the Shareholders’ Agent may dispute in a manner consistent with Section 1.7 hereof.

1.7     Earnout Payments.

(a) In addition to the consideration provided for in Section 1.6 hereof, the holders of New Moon Capital Stock at the Effective Time shall be entitled to receive such additional consideration in respect of the Merger as shall be payable in accordance with this Section 1.7. During the period beginning January 1, 2004 and ending on December 31, 2006 (the “Earnout Period”), if Tarantella recognizes revenue attributable to sales of New Moon Products (as defined below) (“New Moon Product Revenues”) in any quarter, then Tarantella shall pay a royalty equal to thirty percent (30%) of such New Moon Product Revenues for such quarter; provided that such royalty shall be reduced to fifteen percent (15%) of such at such time that all aggregate royalties have met the Minimum Earnout (as defined below) (the “Earnout”). Such Earnout may be reduced from time to time by the amount of any off-sets as set forth in Section 1.8, 1.12(c), 7.2(a), 7.3(b), and this Section 1.7 (“Off-Sets”). All payments pursuant to this Section 1.7 shall be paid to the former holders of New Moon Capital Stock via the Shareholders’ Agent, who shall be responsible for distributing such amounts to such holders in accordance with Section 2 of Article III of the Articles of Incorporation of New Moon in effect as of the date of this Agreement. “New Moon Products” shall include all products of New Moon sold as of the date hereof, any future release thereof, or successor thereof. (A successor product shall be defined as a Tarantella developed product which replaces Canaveral and which runs on Microsoft NT for the Microsoft Windows market.) The Minimum Earnout shall mean $3,000,000 or, in the event the Net Working Capital is less than $3,000,000, such lesser amount equal to $3,000,000 less the amount by which the Net Working Capital is less than $3,000,000, less the amount of any Off-Sets (“Minimum Earnout”). For purposes of this Section 1.7, the New Moon Product Revenues shall be determined in accordance with Tarantella’s accounting policies, consistently applied, and U.S. generally accepted accounting principles (“GAAP”) and shall be net of any marketing development funds, co-op funds and commissions or fees paid to third parties and shall be subject to off-sets for returns and receivables which are uncollected by Tarantella for at least 120 days after the invoice for such amount has been sent. To the extent that such receivables are subsequently paid, they will be deemed to be subject to the Earnout, even if collected subsequent to the Earnout Period.

(b) In the event the Minimum Earnout is not achieved by the conclusion of the quarter ending December 31, 2006, Tarantella shall pay along with the final Earnout payment an amount equal to the Minimum Earnout less all aggregate Earnouts paid to date, less any Off-Sets and any Escrow claim deficiencies, as set forth in Section 7.2(a) herein below.

(c) As security for its payment of the Minimum Earnout as provided herein, Tarantella shall grant to the former New Moon shareholders a security interest in the New Moon intellectual property on the terms set forth in Exhibit 1.7(c).

(d) As soon as reasonably practicable following the end of each quarter in the Earnout Period (the “Earnout Determination Date”), but in no event later than twenty-one (21) days after the end of such quarter, Tarantella shall prepare and deliver to the Shareholders’ Agent a statement specifying the amount of New Moon Product Revenues recognized in such quarter and the sum of the Earnout along with the Earnout payment, if any. The Shareholders’ Agent shall notify Tarantella in writing within five (5) days of receipt of such statement and payment, if any, as to whether the Shareholders’ Agent disputes the determination of New Moon Product Revenues recognized in such quarter and/or the Earnout, setting forth in reasonable detail the basis for the dispute (an “Earnout Dispute Notice”). If the Shareholders’ Agent does not deliver an Earnout Dispute Notice within five (5) days of receipt of a statement or if the Shareholders’ Agent accepts the amounts set forth in the statement in writing, New Moon Product Revenues and Earnout calculations as contained in the statement shall be deemed final and binding. In the event an Earnout Dispute Notice is delivered, Tarantella and the Shareholders’ Agent shall meet within fifteen (15) days of the delivery of such Earnout Dispute Notice to attempt to resolve such dispute in good faith. If a final resolution of such dispute is reached, the agreed upon amounts shall be deemed final and binding. If no final resolution is determined within fifteen (15) days of the delivery of such Earnout Dispute Notice after good faith negotiation, the final determination of amounts of New Moon Product Revenues and the Earnout, if any, shall be submitted to arbitration in accordance with the procedures set forth in Section 7.2(f)(ii) and 7.2(f)(iii).

(e) Notwithstanding any of the foregoing, the first $300,000 of any Earnout payments shall be deposited in the Escrow Fund defined below. However, if by the first anniversary of the Effective Date no claims have been made upon the Escrow Fund pursuant to Section 7.2 or all such claims have been resolved or amounts sufficient to satisfy such claims have been reserved in the Escrow Fund, then no further Earnout payments shall be deposited in the Escrow Fund.

(f) Until the earlier of the expiration of the Earnout Period or until Tarantella has paid the Minimum Earnout, Tarantella shall be obligated to, or cause the Surviving Corporation to, (i) distribute the New Moon Products as contemplated herein, and (ii) use all commercially reasonable efforts to continue the business relating to the Earnout, consistent with New Moon’s past practice prior to the Effective Time. For purposes of this clause, commercial reasonableness shall be determined without regard to the Earnout payments. Except as provided herein, neither Tarantella nor any of its affiliates shall have any obligation to provide any resources or expenditures or to facilitate, enable or aid the former holders of New Moon Capital Stock in obtaining the Earnout, or any part thereof, and nothing in this Section 1.7 shall limit or restrict, in any manner whatsoever, the Surviving Corporation or Tarantella in the operation of their respective business. Notwithstanding anything in this Agreement to the contrary, neither Tarantella nor any of its affiliates shall have any obligation to develop, offer for sale or support any products that Tarantella determines in its sole discretion to be unprofitable. Whether a product is unprofitable will be determined without regard to the Earnout payments and without regard to losses incurred during the first twelve months of a product’s introduction.

(g) New Moon agrees to grant Tarantella an option to buy out the Earnout payment obligation set forth above, less any Off-Sets, and less Earnout payments previously made as follows:

(i) within six months of the Closing at eighty percent (80%) of the remaining Minimum Earnout;

(ii) within twelve month of Closing at eighty-five percent (85%) of the remaining Minimum Earnout; and

(iii) within eighteen months of the Closing at ninety percent (90%) of the remaining Minimum Earnout.

1.8    Dissenting Shares.

(a) Notwithstanding any provision of this Agreement to the contrary, any shares of New Moon Capital Stock held by a holder who has demanded and perfected appraisal or dissenters’ rights for such shares in accordance with California Law and who, as of the Effective Time, has not effectively withdrawn or lost such appraisal or dissenters’ rights (“Dissenting Shares”) shall not be converted into or represent a right to receive Tarantella Common Stock and/or a contingent right to receive portions of the Earnout Payment, if any, pursuant to Sections 1.6 and 1.7, but the holder thereof shall only be entitled to such rights as are granted by California Law.

(b) Notwithstanding the provisions of subsection (a), if any holder of shares of New Moon Capital Stock who demands appraisal of such shares under California Law shall effectively withdraw or lose (through failure to perfect or otherwise) the right to appraisal, then, as of the later of the Effective Time and the occurrence of such event, such holder’s shares shall automatically be converted into and represent only the right to receive Tarantella Common Stock and/or a contingent right to receive portions of the Earnout Payment, if any, without interest thereon, upon surrender of the certificate representing such shares.

(c) New Moon shall give Tarantella (i) prompt notice of any written demands for appraisal of any shares of New Moon Capital Stock, withdrawals of such demands, and any other instruments served pursuant to California Law and received by New Moon and (ii) the opportunity to participate in all negotiations and proceedings with respect to demands for appraisal under California Law. New Moon shall not, except with the prior written consent of Tarantella, voluntarily make any payment with respect to any demands for appraisal of capital stock of New Moon or offer to settle or settle any such demands.

(d) To the extent a former New Moon shareholder exercises its dissenters’ rights under California law, the Minimum Earnout shall be reduced accordingly and such dissenter shall not be entitled to any sums under the Earnout.

1.9    Surrender of Certificates.

(a) Exchange Agent. Prior to the Effective Time, Tarantella shall designate a bank or trust company with assets of not less than $500 million to act as exchange agent (the “Exchange Agent”) in the Merger.

(b) Tarantella to Provide Common Stock. Promptly after the Effective Time, Tarantella shall make available to the Exchange Agent for exchange in accordance with this Article I, the aggregate number of shares of Tarantella Common Stock issuable pursuant to Section 1.6(h) in exchange for outstanding shares of New Moon Capital Stock.

(c) Exchange Procedures. Promptly after the Effective Time, the Surviving Corporation shall cause to be mailed to each holder of record of a certificate or certificates (the “Certificates”) which immediately prior to the Effective Time represented outstanding shares of New Moon Capital Stock and which shares were converted into the right to receive shares of Tarantella Common Stock pursuant to Section 1.6(a), (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Exchange Agent and shall be in such form and have such other provisions as Tarantella may reasonably specify) and (ii) instructions for use in effecting the surrender of the Certificates in exchange for certificates representing shares of Tarantella Common Stock. Upon surrender of a Certificate for cancellation to the Exchange Agent or to such other agent or agents as may be appointed by Tarantella, together with such letter of transmittal, duly completed and validly executed in accordance with the instructions thereto, the holder of such Certificate shall be entitled to receive in exchange therefor a certificate representing the number of whole shares of Tarantella Common Stock to which such holder is entitled pursuant to Section 1.6, and the Certificate so surrendered shall forthwith be canceled. Until so surrendered, each outstanding Certificate that, prior to the Effective Time, represented shares of New Moon Capital Stock will be deemed from and after the Effective Time, for all corporate purposes, other than the payment of dividends, to evidence the ownership of the number of full shares of Tarantella Common Stock into which such shares of New Moon Capital Stock shall have been so converted.

(d) Distributions With Respect to Unexchanged Shares. No dividends or other distributions with respect to Tarantella Common Stock declared or made after the Effective Time and with a record date after the Effective Time will be paid to the holder of any unsurrendered Certificate with respect to the shares of Tarantella Common Stock represented thereby until the holder of record of such Certificate shall surrender such Certificate. Subject to applicable law, following surrender of any such Certificate, there shall be paid to the record holder of the certificates representing whole shares of Tarantella Common Stock issued in exchange therefor, without interest, at the time of such surrender, the amount of dividends or other distributions with a record date after the Effective Time theretofore payable with respect to such whole shares of Tarantella Common Stock.

(e) Transfers of Ownership. If any certificate for shares of Tarantella Common Stock is to be issued in a name other than that in which the Certificate surrendered in exchange therefor is registered, it will be a condition of the issuance thereof that the Certificate so surrendered will be properly endorsed and otherwise in proper form for transfer and that the person requesting such exchange will have paid to Tarantella or any agent designated by it any transfer or other taxes required by reason of the issuance of a certificate for shares of Tarantella Common Stock in any name other than that of the registered holder of the Certificate surrendered, or established to the satisfaction of Tarantella or any agent designated by it that such tax has been paid or is not payable.

(f) No Liability. Notwithstanding anything to the contrary in this Section 1.9, none of the Exchange Agent, the Surviving Corporation or any party hereto shall be liable to a holder of shares of Tarantella Common Stock or New Moon Capital Stock for any amount properly paid to a public official pursuant to any applicable abandoned property, escheat or similar law.

1.10     No Further Ownership Rights in New Moon Capital Stock. All shares of Tarantella Common Stock issued upon the surrender for exchange of shares of New Moon Capital Stock in accordance with the terms hereof (including any cash paid in respect thereof) shall be deemed to have been issued in full satisfaction of all rights pertaining to such shares of New Moon Capital Stock, and there shall be no further registration of transfers on the records of the Surviving Corporation of shares of New Moon Capital Stock which were outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates are presented to the Surviving Corporation for any reason, they shall be canceled and exchanged as provided in this Article I.

1.11     Lost, Stolen or Destroyed Certificates. In the event any Certificates evidencing shares of New Moon Capital Stock shall have been lost, stolen or destroyed, the Exchange Agent shall issue in exchange for such lost, stolen or destroyed Certificates, upon the making of an affidavit of that fact by the holder thereof, such shares of Tarantella Common Stock, if any, as may be required pursuant to Section 1.6; provided, however, that Tarantella may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed Certificates to deliver a bond in such sum as it may reasonably direct as indemnity against any claim that may be made against Tarantella or the Exchange Agent with respect to the Certificates alleged to have been lost, stolen or destroyed.

1.12     Exemption from Registration.

(a) The shares of Tarantella Common Stock to be issued to New Moon Shareholders in connection with the Merger will be issued as “restricted securities” as defined under Rule 144 of the Securities Act of 1933, as amended (the “Securities Act”) in a transaction exempt from registration under the Securities Act, by reason of Section 4(2) thereof and/or Regulation D promulgated thereunder.

(b) Tarantella shall use best efforts to prepare and file, as soon as possible following the Closing, a Form S-3 registration statement with the United States Securities and Exchange Commission (“SEC”) covering the resale of the shares of Tarantella Common Stock issued to New Moon shareholders in connection with the Merger (the “S-3 Registration Statement”) provided, however, that Tarantella shall not be required to register the shares of any shareholder who has not executed a Registration Rights Agreement in the form attached hereto as Exhibit A (the “Registration Rights Agreement”), and Tarantella shall use best efforts to cause such S-3 Registration Statement to become effective within thirty (30) days following the Closing. Further, Tarantella shall use commercially reasonable efforts after filing to maintain the continuous effectiveness of such Registration Statement (and the current status of the prospectus or prospectuses continued therein) through the one (1) year anniversary of the effective date of such S-3 Registration Statement. The costs and expenses associated with the preparing and filing of such S-3 Registration Statement shall be borne by Tarantella.

(c) In the event, Tarantella is not eligible to utilize a Form S-3 registration statement, Tarantella shall use best efforts to prepare and file, as soon as possible following the Closing, a Form S-1 registration statement with the SEC covering the resale of the shares of Tarantella Common Stock issued to New Moon Shareholders in connection with the Merger (the “S-1 Registration Statement”) provided, however, that Tarantella shall not be required to register the shares of any shareholder who has not executed the Registration Rights Agreement, and Tarantella shall use best efforts to cause such S-1 Registration Statement to become effective within sixty (60) days following the Closing. Further, Tarantella shall use commercially reasonable efforts to maintain the continuous effectiveness of such Registration Statement (and the current status of the prospectus or prospectuses continued therein) through the one (1) anniversary of the effective date of such S-1 Registration Statement. The costs and expenses associated with the preparing and filing of such S-1 Registration Statement shall be borne equally by Tarantella and the former New Moon shareholders whose shares of Tarantella Common Stock are covered by the S-1 Registration Statement. The portion of the registration costs to be borne by former New Moon shareholders shall be off-set against the Earnout or buyout payable by Tarantella to the former shareholders of New Moon as set forth in Section 1.7.

(d) Tarantella’s obligations in this Section 1.12 are subject to the condition that New Moon shareholders provide Tarantella promptly, but in no event more than five (5) business days after the Closing, all information relating to such shareholders for inclusion in the Registration Statements as required by Regulation S-K under the Securities Act to effect the resale registration of such shares of Tarantella Common Stock to be issued to such New Moon shareholder.

(e) In the event that any one or more New Moon shareholders, shall have failed to provide Tarantella with such information as set forth above, Tarantella shall file such Registration Statement as set forth above without including any of the shares of Tarantella Common Stock to be issued to any such New Moon shareholder. Tarantella shall have no further obligation to file a Registration Statement or otherwise register the shares of Tarantella Common Stock to be issued to such New Moon shareholder.

1.13     Legends. All certificates representing shares of Tarantella Common Stock issued to a New Moon shareholder pursuant to this Agreement and in connection with the Merger in reliance on Regulation D promulgated under the Securities Act, and any certificates subsequently issued with respect thereto or in substitution therefor shall bear the following legend:

THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”). THESE SECURITIES MAY NOT BE SOLD, TRANSFERRED, ASSIGNED OR HYPOTHECATED UNLESS THERE IS (A) AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT COVERING SUCH SECURITIES, OR (B) A VALID EXEMPTION THEREFROM AND THE COMPANY RECEIVES AN OPINION OF COUNSEL FOR THE HOLDER OF THESE SECURITIES REASONABLY SATISFACTORY TO THE COMPANY, STATING THAT SUCH SALE, TRANSFER, ASSIGNMENT OR HYPOTHECATION IS EXEMPT FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS OF THE SECURITIES ACT.

In addition, pursuant to Section 1.14 below, all certificates representing shares of Tarantella Common Stock issued to a New Moon shareholder pursuant to this Agreement and in connection with the Merger, and any certificates subsequently issued with respect thereto or in substitution therefor shall bear the following legend:

THE SHARES SUBJECT TO THIS CERTIFICATE ARE SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFER AS SET FORTH IN AN AGREEMENT AND PLAN OF REORGANIZATION PURSUANT TO WHICH THESE SHARES WERE ISSUED. A COPY OF SUCH AGREEMENT IS ON FILE AT THE PRINCIPAL OFFICE OF THE COMPANY.

Tarantella, at its discretion, may cause stop transfer orders to be placed with its transfer agent with respect to the certificates for such shares of Tarantella Common Stock but not as to the certificates for any part of the shares of Tarantella Common Stock as to which said legend is no longer appropriate. The first legend above shall be removed from the certificates representing such shares of Tarantella Common Stock (by delivery of a substitute certificate without such legend) upon effectiveness of a registration statement covering the Tarantella Common Stock proposed to be sold, transferred or otherwise disposed of or upon the delivery by the holder thereof of an opinion of counsel in form and substance reasonably satisfactory to Tarantella that such shares may be transferred pursuant to a valid exemption from the registration requirements of the Securities Act. Tarantella agrees that it will not unreasonably require an opinion of counsel for a transfer made pursuant to Rule 144 under the Securities Act. The legend set forth above shall be removed from the certificate representing shares of Tarantella Common Stock at the request of the holder thereof at such time as they become eligible for resale pursuant to Rule 144(k) under the Securities Act, which request shall be accompanied by the favorable opinion of legal counsel, reasonably satisfactory to Tarantella, concerning compliance with the conditions of Rule 144(k). The second legend set forth above shall be removed from the certificate representing shares of Tarantella Common Stock at the request of the holder thereof at such time as they become eligible for resale pursuant to Section 1.14 below. In addition, Tarantella may place on the certificates representing shares of Tarantella Common Stock issued in the Merger other appropriate legends pursuant to applicable law.

1.14    Restrictions Upon Transfer of Shares.

(a) During the one-year period following the Closing, the aggregate number of shares of Tarantella Common Stock sold in any calendar quarter by each of the New Moon shareholders shall not exceed twenty-five percent (25%) of the aggregate number of shares of Tarantella Common Stock issued to such New Moon shareholder pursuant to the Merger; provided, however, that the percentage tradable in any calendar quarter shall be increased by an amount proportionate to the amount by which the trading volume of Tarantella’s Common Stock exceeds 15,000,000 shares in the prior quarter. For example, if the trading volume in a calendar quarter is 18,000,000 shares (i.e., 20% higher than 15,000,000 shares), the percentage of shares tradable would be increased to 30% (i.e., 20% higher than 25%).

(b) In the event Tarantella grants registration rights or issues shares of its capital stock as part of a subsequent acquisition of the stock or assets of another company, and the sale of such shares is not subject to volume restrictions, then the foregoing volume restrictions in Section 1.14 shall have no further effect.

(c) The New Moon shareholders agree to notify and collaborate with Tarantella before consummating any sales of Tarantella Common Stock in private transactions. Tarantella agrees to cooperate with and provide reasonable assistance to the New Moon shareholders in consummating any such sales.

1.15    Board Observer; Nomination of Director to Tarantella’s Board of Directors. As of the Closing and thereafter until one year following the Closing, the former shareholders of New Moon that receive and continue to hold any shares of Tarantella Common Stock shall collectively have the option of either (i) appointing one observer to attend meetings of Tarantella’s Board of Directors; or (ii) oblige Tarantella to cause one individual designated by a majority-in-interest of the former shareholders of New Moon that receive and continue to hold any shares of Tarantella Common Stock (the “New Moon Designee”) to be nominated for election to the Board of Directors of Tarantella, which New Moon Designee shall be reasonably acceptable to Tarantella. In the event that the New Moon Designee shall cease to serve as a director or observer of Tarantella prior to the one year anniversary date of the Closing, a majority-in-interest of the former shareholders of New Moon that received and continue to hold at such time shares of Tarantella Common Stock shall have the right to designate another individual to fill the vacancy created by such cessation in order to serve as a member of the Board of Directors of Tarantella.

1.16    Taking of Necessary Action; Further Action. If, at any time after the Effective Time, any further action is necessary or desirable to carry out the purposes of this Agreement and to vest the Surviving Corporation with full right, title and possession to all assets, property, rights, privileges, powers and franchises of New Moon and Merger Sub, the officers and directors of New Moon and Merger Sub are fully authorized in the name of their respective corporations or otherwise to take, and will take, all such lawful and necessary action.

ARTICLE II

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

New Moon hereby represents and warrants to Tarantella and Merger Sub, subject to such exceptions as are specifically disclosed in the disclosure letter (referencing the appropriate section number) supplied by New Moon to Tarantella (the “New Moon Schedules”) and dated as of the date hereof, as follows:

2.1    Organization of New Moon. New Moon is a corporation duly organized, validly existing and in good standing under the laws of the State of California. New Moon has the corporate power to own its properties and to carry on its business as now being conducted. New Moon is duly qualified to do business and in good standing as a foreign corporation in each jurisdiction in which the failure to be so qualified would have a material adverse effect on the business, assets (including intangible assets), financial condition or results of operations of New Moon (hereinafter referred to as a “Material Adverse Effect”). New Moon has delivered a true and correct copy of its Articles of Incorporation and Bylaws, each as amended to date, to Tarantella.

2.2    New Moon Capital Structure. The authorized capital stock of New Moon consists of 55,000,000 shares of authorized Common Stock, of which 10,154,764 shares are issued and outstanding, and 285,000 shares of authorized Series A Preferred Stock, of which 285,000 shares are issued and outstanding; 2,000,000 shares of authorized Series B Preferred Stock, of which 1,609,392 shares are issued and outstanding; 4,000,000 shares of authorized Series C Preferred Stock, of which 3,236,482 shares are issued and outstanding; and, 18,000,000 shares of authorized Series D Preferred Stock, of which 17,141,783 shares are issued and outstanding. New Moon Capital Stock is held of record by the persons, with the addresses of record and in the amounts set forth on Schedule 2.2(a). All outstanding shares of New Moon Capital Stock are duly authorized, validly issued, fully paid and non-assessable and not subject to preemptive rights created by statute, the Articles of Incorporation or Bylaws of New Moon or any agreement to which New Moon is a party or by which it is bound.

2.3    Subsidiaries. New Moon does not have and has never had any subsidiaries or affiliated companies and does not otherwise own and has never otherwise owned any shares of capital stock or any interest in, or control, directly or indirectly, any other corporation, partnership, association, joint venture or other business entity.

2.4    Authority; Noncontravention. Subject only to the requisite approval of the Merger and this Agreement by New Moon’s shareholders, New Moon has all requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The vote required of New Moon’s shareholders to duly approve the Merger and this Agreement is a majority of (i) the issued and outstanding shares of Common Stock of New Moon, voting together as a class; and (ii) the issued and outstanding shares of Preferred Stock of New Moon, voting together as a class. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of New Moon, subject only to the approval of the Merger by New Moon’s shareholders. New Moon’s Board of Directors has unanimously approved the Merger and this Agreement. This Agreement has been duly executed and delivered by New Moon and, assuming this Agreement constitutes a valid and binding obligation of Tarantella, constitutes the valid and binding obligation of New Moon, enforceable in accordance with its terms, except as may be limited by (i) bankruptcy laws and other similar laws affecting creditor’s rights generally, and (ii) general principles of equity. Except as set forth on Schedule 2.4, subject only to the approval of the Merger and this Agreement by New Moon’s shareholders, the execution and delivery of this Agreement by New Moon does not, and, as of the Effective Time, the consummation of the transactions contemplated hereby will not, conflict with, or result in any violation of, or default under (with or without notice or lapse of time, or both), or give rise to a right of termination, cancellation or acceleration of any obligation or loss of any benefit under (any such event, a “Conflict”) (i) any provision of the Articles of Incorporation or Bylaws of New Moon or (ii) any mortgage, indenture, lease, contract or other agreement or instrument, permit, concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to New Moon or its properties or assets; excluding in the case of clause (ii) any conflict, violation, default or right of termination, cancellation or acceleration that would not have a Material Adverse Effect on New Moon. No consent, waiver, approval, order or authorization of, or registration, declaration or filing with, any court, administrative agency or commission or other federal, state, county, local or foreign governmental authority, instrumentality, agency or commission (“Governmental Entity”) or any third party (so as not to trigger any Conflict) is required by or with respect to New Moon in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby, except for (i) the filing of the Agreement of Merger with the California Secretary of State, (ii) such consents, waivers, approvals, orders, authorizations, registrations, declarations and filings as may be required under applicable federal and state securities laws and (iii) such other consents, waivers, authorizations, filings, approvals and registrations which are set forth on Schedule 2.4.

2.5    New Moon Financial Statements.

(a) Schedule 2.5 sets forth New Moon’s unaudited balance sheet as of April 30, 2003 (the “Balance Sheet”) and the related unaudited statements of operations and cash flows for the April 30, 2003 period then ended (collectively, the “New Moon Financials”). The New Moon Financials are correct in all material respects and have been prepared in accordance with GAAP applied on a basis consistent throughout the periods indicated and consistent with each other. The New Moon Financials present fairly the financial condition and operating results of New Moon as of the dates and during the periods indicated therein, subject, in the case of the unaudited financial statements, to normal year-end adjustments, which such adjustments will not be material in amount or significance.

(b) Prior to the Closing, New Moon shall deliver to Tarantella an audited balance sheet as of the date of the Balance Sheet and the related audited statements of operations and cash flows for the fiscal years 2001 and 2002 periods then ended (the “Audited New Moon Financials”). The Audited New Moon Financials shall be correct in all material respects and shall have been prepared in accordance with GAAP. The Audited New Moon Financials shall present fairly, in all material respects, the financial condition and operating results of New Moon as of the dates and during the periods indicated therein. The Audited New Moon Financials shall not differ materially from New Moon Financials.

2.6    No Undisclosed Liabilities. Except as set forth in Schedule 2.6, New Moon does not have any liability, indebtedness, obligation, expense, claim, deficiency, guaranty or endorsement of any type, whether accrued, absolute, contingent, matured, unmatured or other (whether or not required to be reflected in financial statements in accordance with generally accepted accounting principles), which individually or in the aggregate, (i) has not been reflected in the Balance Sheet, or (ii) has not arisen in the ordinary course of New Moon’s business since the date of the Balance Sheet, consistent with past practices, other than liabilities, indebtedness, obligations, expenses, claims, deficiencies, guaranties or endorsements which are not, individually or in the aggregate, reasonably expected to have a Material Adverse Effect on New Moon.

2.7    No Changes. Except as set forth in Schedule 2.7, since the date of the Balance Sheet, there has not been, occurred or arisen any:

(a) transaction by New Moon except in the ordinary course of business as conducted on the date of the Balance Sheet and consistent with past practices;

(b) amendments or changes to the Articles of Incorporation or Bylaws of New Moon;

(c) capital expenditure or commitment by New Moon, either individually or in the aggregate, exceeding $25,000;

(d) destruction of, damage to or loss of any material assets, business or customer of New Moon (whether or not covered by insurance);

(e) labor trouble or claim of wrongful discharge or other unlawful labor practice or action;

(f) change in accounting methods or practices (including any change in depreciation or amortization policies or rates) by New Moon;

(g) revaluation by New Moon of any of its assets;

(h) declaration, setting aside or payment of a dividend or other distribution with respect to the capital stock of New Moon, or any direct or indirect redemption, purchase or other acquisition by New Moon of any of its capital stock;

(i) increase in the salary or other compensation payable or to become payable to any of its officers, directors, employees or advisors, or the declaration, payment or commitment or obligation of any kind for the payment of a bonus or other additional salary or compensation to any such person except as otherwise contemplated by this Agreement;

(j) sale, lease, license or other disposition of any of the assets or properties of New Moon, except in the ordinary course of business as conducted on that date and consistent with past practices;

(k) amendment or termination of any material contract, agreement or license to which New Moon is a party or by which it is bound;

(l) loan by New Moon to any person or entity, incurring by New Moon of any indebtedness, guaranteeing by New Moon of any indebtedness, issuance or sale of any debt securities of New Moon or guaranteeing of any debt securities of others, except for advances to employees for travel and business expenses in the ordinary course of business, consistent with past practices;

(m) waiver or release of any right or claim of New Moon, including any write-off or other compromise of any account receivable of New Moon;

(n) commencement or written notice or, to the knowledge of New Moon, threat of commencement of any lawsuit or proceeding against or investigation of New Moon or its affairs;

(o) notice of any claim of ownership by a third party of New Moon’s Intellectual Property (as defined in Section 2.11 below) or of infringement by New Moon of any third party’s Intellectual Property rights;

(p) issuance or sale by New Moon of any of its shares of capital stock, or securities exchangeable, convertible or exercisable therefor, or of any other of its securities;

(q) change in pricing or royalties set or charged by New Moon to its customers or licensees or in pricing or royalties set or charged by persons who have licensed Intellectual Property to New Moon;

(r) to the knowledge of New Moon, event or condition of any character that has or could be reasonably expected to have a Material Adverse Effect on New Moon; or

(s) negotiation or agreement by New Moon or any officer or employees thereof to do any of the things described in the preceding clauses (a) through (r) (other than negotiations with Tarantella and its representatives regarding the transactions contemplated by this Agreement).

2.8     Tax and Other Returns and Reports.

(a) Definition of Taxes. For the purposes of this Agreement, “Tax” or, collectively, “Taxes”, means any and all federal, state, local and foreign taxes, assessments and other governmental charges, duties, impositions and liabilities, including taxes based upon or measured by gross receipts, income, profits, sales, use and occupation, and value added, ad valorem, transfer, franchise, withholding, payroll, recapture, employment, excise and property taxes, together with all interest, penalties and additions imposed with respect to such amounts and any obligations under any agreements or arrangements with any other person with respect to such amounts and including any liability for taxes of a predecessor entity.

(b) Tax Returns and Audits. Except as set forth in Schedule 2.8:

(i) New Moon as of the Effective Time will have prepared and filed all required federal, state, local and foreign returns, estimates, information statements and reports (“Returns”) relating to any and all Taxes concerning or attributable to New Moon or its operations and such Returns are true and correct and have been completed in accordance with applicable law.

(ii) New Moon as of the Effective Time: (A) will have paid or accrued all Taxes it is required to pay or accrue and (B) will have withheld with respect to its employees all federal and state income taxes, FICA, FUTA and other Taxes required to be withheld.

(iii) New Moon has not been delinquent in the payment of any Tax nor is there any Tax deficiency outstanding, proposed or assessed against New Moon, nor has New Moon executed any waiver of any statute of limitations on or extending the period for the assessment or collection of any Tax.

(iv) No audit or other examination of any Return of New Moon is currently in progress, nor has New Moon been notified of any request for such an audit or other examination.

(v) New Moon does not have any liabilities for unpaid federal, state, local and foreign Taxes which have not been accrued or reserved against in accordance with GAAP on the Balance Sheet, whether asserted or unasserted, contingent or otherwise, and New Moon has no knowledge of any basis for the assertion of any such liability attributable to New Moon, its assets or operations.

(vi) New Moon has provided to Tarantella copies of all federal and state income and all state sales and use Tax Returns for all periods since the date of New Moon’s incorporation.

(vii) There are (and as of immediately following the Effective Date there will be) no liens, pledges, charges, claims, security interests or other encumbrances of any sort (“Liens”) on the assets of New Moon relating to or attributable to Taxes.

(viii) New Moon has no knowledge of any basis for the assertion of any claim relating or attributable to Taxes which, if adversely determined, would result in any Lien on the assets of New Moon.

(ix) None of New Moon’s assets are treated as “tax-exempt use property” within the meaning of Section 168(h) of the Code.

(x) As of the Effective Time, there will not be any contract, agreement, plan or arrangement, including but not limited to the provisions of this Agreement, covering any employee or former employee of New Moon that, individually or collectively, could give rise to the payment of any amount that would not be deductible pursuant to Section 280G or 162 of the Code.

(xi) New Moon has not filed any consent agreement under Section 341(f) of the Code or agreed to have Section 341(f)(2) of the Code apply to any disposition of a subsection (f) asset (as defined in Section 341(f)(4) of the Code) owned by New Moon.

(xii) New Moon is not a party to a tax sharing or allocation agreement nor does New Moon owe any amount under any such agreement.

(xiii) New Moon is not, and has not been at any time, a “United States real property holding corporation” within the meaning of Section 897(c)(2) of the Code.

(xiv) New Moon’s tax basis in its assets for purposes of determining its future amortization, depreciation and other federal income tax deductions is accurately reflected on New Moon’s tax books and records.

2.9     Restrictions on Business Activities. Except as set forth on Schedule 2.9, there is no agreement (noncompete or otherwise), commitment, judgment, injunction, order or decree to which New Moon is a party or otherwise binding upon New Moon which has or reasonably could be expected to have the effect of prohibiting or impairing any business practice of New Moon, any acquisition of property (tangible or intangible) by New Moon or the conduct of business by New Moon. Without limiting the foregoing, New Moon has not entered into any agreement under which New Moon is restricted from selling, licensing or otherwise distributing any of its products to any class of customers, in any geographic area, during any period of time or in any segment of the market.

2.10     Title to Properties; Absence of Liens and Encumbrances.

(a) New Moon owns no real property, nor has it ever owned any real property. Schedule 2.10(a) sets forth a list of all real property currently, or at any time in the past, leased by New Moon, the name of the lessor, the date of the lease and each amendment thereto and, with respect to any current lease, the aggregate annual rental and/or other fees payable under any such lease. All such current leases are in full force and effect, are valid and effective in accordance with their respective terms, and there is not, under any of such leases, any existing default or event of default (or event which with notice or lapse of time, or both, would constitute a default) on the part of New Moon, and to its knowledge on the part of any other party to such leases.

(b) New Moon has good and valid title to, or, in the case of leased properties and assets, valid leasehold interests in, all of its tangible properties and assets, real, personal and mixed, used or held for use in its business, free and clear of any Liens (as defined in Section 2.8(b)(vii)), except as reflected in New Moon Financials or in Schedule 2.10(b) and except for liens for taxes not yet due and payable and such imperfections of title and encumbrances, if any, which are not material in character, amount or extent, and which do not materially detract from the value, or materially interfere with the present use, of the property subject thereto or affected thereby.

2.11    Intellectual Property.

(a) New Moon owns, or is licensed or otherwise possesses legally enforceable rights to use, all patents, trademarks, trade names, service marks, copyrights, and any applications therefor, maskworks, net lists, schematics, technology, know-how, computer software programs or applications (in both source code and object code form), and tangible or intangible proprietary information or material that are used in the business of New Moon as currently conducted or as proposed to be conducted by New Moon (the “New Moon Intellectual Property Rights”).

(b) Schedule 2.11(a) sets forth a complete list of all patents, registered and material unregistered trademarks, registered copyrights, trade names and service marks, and any applications therefor, included in New Moon Intellectual Property Rights, and specifies, where applicable, the jurisdictions in which each such New Moon Intellectual Property Right has been issued or registered or in which an application for such issuance and registration has been filed, including the respective registration or application numbers and the names of all registered owners. Schedule 2.11(b) sets forth a complete list of all licenses, sublicenses and other agreements as to which New Moon is a party and pursuant to which New Moon or any other person is authorized to use any New Moon Intellectual Property Right (excluding object code end-user licenses granted to end-users in the ordinary course of business that permit use of software products without a right to modify, distribute or sublicense the same (“End-User Licenses”)) or trade secret of New Moon, and includes the identity of all parties thereto, a description of the nature and subject matter thereof, the applicable royalty or other fees and the term thereof. The execution and delivery of this Agreement by New Moon, and the consummation of the transactions contemplated hereby, will neither cause New Moon to be in violation or default under any such license, sublicense or agreement, nor entitle any other party to any such license, sublicense or agreement to terminate or modify such license, sublicense or agreement. Except as set forth in Schedules 2.11(a) or 2.11(b), New Moon is the sole and exclusive owner or licensee of, with all right, title and interest in and to (free and clear of any liens or encumbrances), New Moon Intellectual Property Rights, and has sole and exclusive rights (and is not contractually obligated to pay any compensation to any third party in respect thereof) to the use thereof or the material covered thereby in connection with the services or products in respect of which New Moon Intellectual Property Rights are being used.

(c) No claims with respect to New Moon Intellectual Property Rights have been asserted or are, to New Moon’s knowledge, threatened by any person, nor are there any valid grounds for any bona fide claims, (i) to the effect that the manufacture, sale, licensing or use of any of the products of New Moon infringes on any copyright or trade secret, nor, to New Moon’s knowledge any patent, trade mark, service mark, or other proprietary right, (ii) against the use by New Moon of any trademarks, service marks, trade names, trade secrets, copyrights, maskworks, patents, technology, know-how or computer software programs and applications used in New Moon’s business as currently conducted or as proposed to be conducted by New Moon, or (iii) challenging the ownership by New Moon, validity or effectiveness of any of New Moon Intellectual Property Rights. All registered trademarks, service marks and copyrights held by New Moon are valid and subsisting. New Moon has not infringed, and the business of New Moon as currently conducted or as proposed to be conducted does not infringe, any copyright, patent, trademark, service mark, trade secret or other proprietary right of any third party. New Moon is not aware of any material unauthorized use, infringement or misappropriation of any of New Moon Intellectual Property Rights by any third party, including any employee or former employee of New Moon. No New Moon Intellectual Property Right or product of New Moon or any of its subsidiaries is subject to any outstanding decree, order, judgment, or stipulation specifically naming New Moon that restricts in any manner the licensing thereof by New Moon. Each employee, consultant or contractor of New Moon has executed a proprietary information and confidentiality agreement substantially in New Moon’s standard forms. All software included in New Moon Intellectual Property Rights is original with New Moon and has been either created by employees of New Moon on a work-for-hire basis or by consultants or contractors who have created such software themselves and have assigned all rights they may have had in such software to New Moon.

2.12    Agreements, Contracts and Commitments.

(a) Except as set forth on Schedule 2.12(a), New Moon does not have, is not a party to nor is it bound by:

(i) any collective bargaining agreements,

(ii) any agreements or arrangements that contain any severance pay or post-employment liabilities or obligations,

(iii) any bonus, deferred compensation, pension, profit sharing or retirement plans, or any other employee benefit plans or arrangements,

(iv) any employment or consulting agreement, contract or commitment with an employee or individual consultant or salesperson or any consulting or sales agreement, contract or commitment under which any firm or other organization provides services to New Moon,

(v) any agreement or plan, including, without limitation, any stock option plan, stock appreciation rights plan or stock purchase plan, any of the benefits of which will be increased, or the vesting of benefits of which will be accelerated, by the occurrence of any of the transactions contemplated by this Agreement or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement,

(vi) any fidelity or surety bond or completion bond,

(vii) any lease of personal property having a value individually in excess of $25,000,

(viii) any agreement of indemnification or guaranty,

(ix) any agreement, contract or commitment containing any covenant limiting the freedom of New Moon to engage in any line of business or to compete with any person,

(x) any agreement, contract or commitment relating to capital expenditures and involving future payments in excess of $25,000,

(xi) any agreement, contract or commitment relating to the disposition or acquisition of assets or any interest in any business enterprise outside the ordinary course of New Moon’s business,

(xii) any mortgages, indentures, loans or credit agreements, security agreements or other agreements or instruments relating to the borrowing of money or extension of credit, including guaranties referred to in clause (viii) hereof,

(xiii) any purchase order or contract for the purchase of raw materials involving $25,000 or more,

(xiv) any construction contracts,

(xv) any exclusive distribution agreement, site license, or any joint marketing or development agreement,

(xvi) any agreement pursuant to which New Moon has granted or may grant in the future, to any party, a source-code license or option or other right to use or acquire source-code, or

(xvii) any other agreement, contract or commitment that involves $25,000 or more or is not cancelable without penalty within thirty (30) days.

(b) Except for such alleged breaches, violations and defaults, and events that would constitute a breach, violation or default with the lapse of time, giving of notice, or both, as would reasonably be expected to have a Material Adverse Effect on New Moon and are noted in Schedule 2.12(b), New Moon has not breached, violated or defaulted under, or received notice that it has breached, violated or defaulted under, any of the terms or conditions of any agreement, contract or commitment required to be set forth on Schedule 2.12(a) or Schedule 2.11(b) (any such agreement, contract or commitment, a “Contract”). Each Contract is in full force and effect and, except as otherwise disclosed in Schedule 2.12(b), is not subject to any default thereunder of which New Moon has knowledge by any party obligated to New Moon pursuant thereto.

2.13    Interested Party Transactions. Except as set forth on Schedule 2.13, no officer, director or, to New Moon’s knowledge, shareholder of New Moon (nor to New Moon’s knowledge, any ancestor, sibling, descendant or spouse of any of such persons, or any trust, partnership or corporation in which any of such persons has or has had an interest), has or has had, directly or indirectly, (i) an economic interest in any entity which furnished or sold, or furnishes or sells, services or products that New Moon furnishes or sells, or proposes to furnish or sell, (ii) an economic interest in any entity that purchases from or sells or furnishes to, New Moon, any goods or services or (iii) a beneficial interest in any contract or agreement set forth in Schedule 2.12(a) or Schedule 2.11(b); provided, that ownership of no more than one percent (1%) of the outstanding voting stock of a publicly traded corporation shall not be deemed an “economic interest in any entity” for purposes of this Section 2.13.

2.14    Compliance with Laws. New Moon has complied in all material respects with, is not in material violation of, and has not received any notices of violation with respect to, any foreign, federal, state or local statute, law or regulation.

2.15    Litigation. Except as set forth in Schedule 2.15, there is no action, suit or proceeding of any nature pending or, to New Moon’s knowledge, threatened against New Moon, its properties or any of its officers or directors, in their respective capacities as such. Except as set forth in Schedule 2.15, to New Moon’s knowledge, there is no investigation pending or threatened against New Moon, its properties or any of its officers or directors by or before any governmental entity. Schedule 2.15 sets forth, with respect to any pending or threatened action, suit, proceeding or investigation, the forum, the parties thereto, the subject matter thereof and the amount of damages claimed or other remedy requested. No governmental entity has at any time challenged or questioned the legal right of New Moon to manufacture, offer or sell any of its products in the present manner or style thereof.

2.16    Insurance. With respect to the insurance policies and fidelity bonds covering the assets, business, equipment, properties, operations, employees, officers and directors of New Moon, there is no claim by New Moon pending under any of such policies or bonds as to which coverage has been questioned, denied or disputed by the underwriters of such policies or bonds. All premiums due and payable under all such policies and bonds have been paid and New Moon is otherwise in material compliance with the terms of such policies and bonds (or other policies and bonds providing substantially similar insurance coverage). New Moon has no knowledge of any threatened termination of, or material premium increase with respect to, any of such policies.

2.17    Minute Books. The minute books of New Moon made available to counsel for Tarantella are the only minute books of New Moon and contain a reasonably accurate summary of all meetings of directors (or committees thereof) and shareholders or actions by written consent since the time of incorporation of New Moon.

2.18    Environmental Matters.

(a) Hazardous Material. New Moon has not operated any underground storage tanks, and has no knowledge of the existence, at any time, of any underground storage tank (or related piping or pumps), at any property that New Moon has at any time owned, operated, occupied or leased. New Moon has not released any amount of any substance that has been designated by any Governmental Entity or by applicable federal, state or local law to be radioactive, toxic, hazardous or otherwise a danger to health or the environment, including, without limitation, PCBs, asbestos, oil and petroleum products, urea-formaldehyde and all substances listed as a “hazardous substance,” “hazardous waste,” “hazardous material” or “toxic substance” or words of similar import, under any law, including but not limited to, the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended; the Resource Conservation and Recovery Act of 1976, as amended; the Federal Water Pollution Control Act, as amended; the Clean Air Act, as amended, and the regulations promulgated pursuant to said laws, (a “Hazardous Material”). No Hazardous Materials are present as a result of the actions or omissions of New Moon, or, to New Moon’s knowledge, as a result of any actions of any third party or otherwise, in, on or under any property, including the land and the improvements, ground water and surface water thereof, that New Moon has at any time owned, operated, occupied or leased.

(b) Hazardous Materials Activities. New Moon has not transported, stored, used, manufactured, disposed of, released or exposed its employees or others to Hazardous Materials in violation of any law in effect on or before the Effective Time, nor has New Moon disposed of, transported, sold, or manufactured any product containing a Hazardous Material (any or all of the foregoing being collectively referred to as “Hazardous Materials Activities”) in violation of any rule, regulation, treaty or statute promulgated by any Governmental Entity in effect prior to or as of the date hereof to prohibit, regulate or control Hazardous Materials or any Hazardous Material Activity.

(c) Permits. New Moon currently holds all environmental approvals, permits, licenses, clearances and consents (the “Environmental Permits”) necessary for the conduct of New Moon’s Hazardous Material Activities and other businesses of New Moon as such activities and businesses are currently being conducted.

(d) Environmental Liabilities. No action, proceeding, revocation proceeding, amendment procedure, writ, injunction or claim is pending, or to New Moon’s knowledge, threatened concerning any Environmental Permit, Hazardous Material or any Hazardous Materials Activity of New Moon. New Moon is not aware of any fact or circumstance which could involve New Moon in any environmental litigation or impose upon New Moon any environmental liability.

2.19 Brokers’ and Finders’ Fees; Third-Party Expenses. Except as set forth on Schedule 2.19, New Moon has not incurred, nor will it incur, directly or indirectly, any liability for brokerage or finders’ fees or agents’ commissions or any similar charges in connection with this Agreement or any transaction contemplated hereby. Schedule 2.19 sets forth the principal terms and conditions of any agreement, written or oral, with respect to such fees. Schedule 2.19 also sets forth New Moon’s current reasonable estimate of all Third-Party Expenses (as defined in Section 5.4) expected to be incurred by New Moon in connection with the negotiation and effectuation of the terms and conditions of this Agreement and the transactions contemplated hereby.

2.20     Employee Matters and Benefit Plans.

(a) Definitions. With the exception of the definition of “Affiliate” set forth in Section 2.20(a)(i) below (which definition shall apply only to this Section 2.20), for purposes of this Agreement, the following terms shall have the meanings set forth below:

(i) “Affiliate” shall mean any other person or entity under common control with New Moon within the meaning of Section 414(b), (c), (m) or (o) of the Code and the regulations thereunder;

(ii) “ERISA” shall mean the Employee Retirement Income Security Act of 1974, as amended;

(iii) “New Moon Employee Plan” shall refer to any plan, program, policy, practice, contract, agreement or other arrangement providing for compensation, severance, termination pay, performance awards, stock or stock-related awards, fringe benefits or other employee benefits or remuneration of any kind, whether formal or informal, funded or unfunded and whether or not legally binding, including without limitation, each “employee benefit plan”, within the meaning of Section 3(3) of ERISA which is or has been maintained, contributed to, or required to be contributed to, by New Moon or any Affiliate for the benefit of any “Employee” (as defined below), and pursuant to which New Moon or any Affiliate has or may have any material liability contingent or otherwise;

(iv) “Employee” shall mean any current, former, or retired employee, officer, or director of New Moon or any Affiliate;

(v) “Employee Agreement” shall refer to each management, employment, severance, consulting, relocation, repatriation, expatriation, visas, work permit or similar agreement or contract between New Moon or any Affiliate and any Employee or consultant;

(vi) “IRS” shall mean the Internal Revenue Service;

(vii) “Multiemployer Plan” shall mean any “Pension Plan” (as defined below) which is a “multiemployer plan”, as defined in Section 3(37) of ERISA; and

(viii) “Pension Plan” shall refer to each New Moon Employee Plan which is an “employee pension benefit plan”, within the meaning of Section 3(2) of ERISA.

(b) Schedule. Schedule 2.20(b) contains an accurate and complete list of each New Moon Employee Plan and each Employee Agreement, together with a schedule of all liabilities, whether or not accrued, under each such New Moon Employee Plan or Employee Agreement as of the date of the Balance Sheet. New Moon does not have any plan or commitment, whether legally binding or not, to establish any new New Moon Employee Plan or Employee Agreement, to modify any New Moon Employee Plan or Employee Agreement

(except to the extent required by law or to conform any such New Moon Employee Plan or Employee Agreement to the requirements of any applicable law, in each case as previously disclosed to Tarantella in writing, or as required by this Agreement), or to enter into any New Moon Employee Plan or Employee Agreement, nor does it have any intention or commitment to do any of the foregoing.

(c) Documents. New Moon has provided to Tarantella (i) correct and complete copies of all documents embodying or relating to each New Moon Employee Plan and each Employee Agreement including all amendments thereto and written interpretations thereof; (ii) the most recent annual actuarial valuations, if any, prepared for each New Moon Employee Plan; (iii) the three most recent annual reports (Series 5500 and all schedules thereto), if any, required under ERISA or the Code in connection with each New Moon Employee Plan or related trust; (iv) if New Moon Employee Plan is funded, the most recent annual and periodic accounting of New Moon Employee Plan assets; (v) the most recent summary plan description together with the most recent summary of material modifications, if any, required under ERISA with respect to each New Moon Employee Plan; (vi) all IRS determination letters and rulings relating to New Moon Employee Plans and copies of all applications and correspondence to or from the IRS or the Department of Labor (“DOL”) with respect to any New Moon Employee Plan; (vii) all communications material to any Employee or Employees relating to any New Moon Employee Plan and any proposed New Moon Employee Plans, in each case, relating to any amendments, terminations, establishments, increases or decreases in benefits, acceleration of payments or vesting schedules or other events which would result in any material liability to New Moon; and (viii) all registration statements and prospectuses prepared in connection with each New Moon Employee Plan.

(d) Employee Plan Compliance. Except as set forth on Schedule 2.20(d), (i) New Moon has performed in all material respects all obligations required to be performed by it under each New Moon Employee Plan, and each New Moon Employee Plan has been established and maintained in all material respects in accordance with its terms and in material compliance with all applicable laws, statutes, orders, rules and regulations, including but not limited to ERISA or the Code; (ii) no “prohibited transaction”, within the meaning of Section 4975 of the Code or Section 406 of ERISA, has occurred with respect to any New Moon Employee Plan; (iii) there are no actions, suits or claims pending, or, to the knowledge of New Moon, threatened or anticipated (other than routine claims for benefits) against any New Moon Employee Plan or against the assets of any New Moon Employee Plan; and (iv) each New Moon Employee Plan can be amended, terminated or otherwise discontinued after the Effective Time in accordance with its terms, without liability to New Moon, Tarantella or any of its Affiliates (other than ordinary administration expenses typically incurred in a termination event); (v) there are no inquiries or proceedings pending or, to the knowledge of New Moon or any Affiliates, threatened by the IRS or DOL with respect to any New Moon Employee Plan; and (vi) neither New Moon nor any Affiliate is subject to any penalty or tax with respect to any New Moon Employee Plan under Section 402(i) of ERISA or Section 4975 through 4980 of the Code.

(e) Pension Plans. New Moon does not now, nor has it ever, maintained, established, sponsored, participated in, or contributed to, any Pension Plan which is subject to Part 3 of Subtitle B of Title I of ERISA, Title IV of ERISA or Section 412 of the Code.

(f) Multiemployer Plans. At no time has New Moon contributed to or been requested to contribute to any Multiemployer Plan.

(g) No Post-Employment Obligations. Except as set forth in Schedule 2.20(g), no New Moon Employee Plan provides, or has any liability to provide, life insurance, medical or other employee benefits to any Employee upon his or her retirement or termination of employment for any reason, except as may be required by statute, and New Moon has never represented, promised or contracted (whether in oral or written form) to any Employee (either individually or to Employees as a group) that such Employee(s) would be provided with life insurance, medical or other employee welfare benefits upon their retirement or termination of employment, except to the extent required by statute.

(h) Effect of Transaction.

(i) Except as set forth on Schedule 2.20(h)(i), the execution of this Agreement and the consummation of the transactions contemplated hereby will not (either alone or upon the occurrence of any additional or subsequent events) constitute an event under any New Moon Employee Plan, Employee Agreement, trust or loan that will or may result in any payment (whether of severance pay or otherwise), acceleration, forgiveness of indebtedness, vesting, distribution, increase in benefits or obligation to fund benefits with respect to any Employee.

(ii) Except as set forth on Schedule 2.20(h)(ii), no payment or benefit which will or may be made by New Moon or Tarantella or any of their respective affiliates with respect to any Employee will be characterized as an “excess parachute payment”, within the meaning of Section 280G(b)(1) of the Code.

(i) Employment Matters. New Moon (i) is in compliance in all material respects with all applicable foreign, federal, state and local laws, rules and regulations respecting employment, employment practices, terms and conditions of employment and wages and hours, in each case, with respect to Employees; (ii) has withheld all amounts required by law or by agreement to be withheld from the wages, salaries and other payments to Employees; (iii) is not liable for any arrears of wages or any taxes or any penalty for failure to comply with any of the foregoing; and (iv) is not liable for any payment to any trust or other fund or to any governmental or administrative authority, with respect to unemployment compensation benefits, social security or other benefits or obligations for Employees (other than routine payments to be made in the normal course of business and consistent with past practice).

(j) Labor. No work stoppage or labor strike against New Moon is pending or, to the knowledge of New Moon, threatened. Except as set forth in Schedule 2.20(j), New Moon is not involved in or, to the knowledge of New Moon, threatened with, any labor dispute, grievance, or litigation relating to labor, safety or discrimination matters involving any Employee, including, without limitation, charges of unfair labor practices or discrimination complaints, which, if adversely determined, would, individually or in the aggregate, result in liability to New Moon. Neither New Moon nor any of its subsidiaries has engaged in any unfair labor practices within the meaning of the National Labor Relations Act which would, individually or in the aggregate, directly or indirectly result in a liability to New Moon. Except as set forth in Schedule 2.20(j), New Moon is not presently, nor has it been in the past, a party to, or bound by, any collective bargaining agreement or union contract with respect to Employees and no collective bargaining agreement is being negotiated by New Moon.

2.21    Representations Complete. None of the representations or warranties made by New Moon (as modified by New Moon Schedules), nor any statement made in any schedule or certificate furnished by New Moon pursuant to this Agreement, or furnished in or in connection with documents mailed or delivered to the shareholders of New Moon in connection with soliciting their consent to this Agreement and the Merger, contains or will contain at the Effective Time, any untrue statement of a material fact, or omits or will omit at the Effective Time to state any material fact necessary in order to make the statements contained herein or therein, in the light of the circumstances under which made, not misleading.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB

Tarantella and Merger Sub represent and warrant to New Moon as follows:

3.1    Organization, Standing and Power. Tarantella is a corporation duly organized, validly existing and in good standing under the laws of the State of California. Merger Sub is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Each of Tarantella and Merger Sub has the corporate power to own its properties and to carry on its business as now being conducted and is duly qualified to do business and is in good standing in each jurisdiction in which the failure to be so qualified would have a material adverse effect on Tarantella and Merger Sub as a whole.

3.2    Authority. Tarantella and Merger Sub have all requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Tarantella and Merger Sub. This Agreement has been duly executed and delivered by Tarantella and Merger Sub and constitutes the valid and binding obligations of Tarantella and Merger Sub, enforceable in accordance with its terms.

3.3    Board Approval; No Shareholder Approval Required.

The Boards of Directors of Tarantella and Merger Sub have approved this Agreement. The shareholders of Tarantella are not required to approve this Agreement and the Merger. The sole shareholder of Merger Sub has approved this Agreement and the Merger.

3.4    Capital Structure.

(a) The authorized stock of Tarantella consists of 100,000,000 shares of Common Stock, of which 41,280,211 shares were issued and outstanding as of March 31, 2003, and 20,000,000 shares of Preferred Stock, none of which is issued or outstanding. The authorized capital stock of Merger Sub consists of 1,000 shares of Common Stock, all of which, as of the date hereof, are issued and outstanding and are held by Tarantella. All such shares have been duly authorized, and all such issued and outstanding shares have been validly issued, are fully paid and nonassessable and are free of any liens or encumbrances other than any liens or encumbrances created by or imposed upon the holders thereof.

(b) The shares of Tarantella Common Stock to be issued pursuant to the Merger, when issued, will be duly authorized, validly issued, fully paid, non-assessable and issued in compliance with applicable federal and California securities laws.

3.5    SEC Documents; Tarantella Financial Statements. Tarantella has furnished or made available to New Moon true and complete copies of all reports or registration statements filed by it with the SEC since October 1, 2001, all in the form so filed (all of the foregoing being collectively referred to as the “SEC Documents”). As of their respective filing dates, the SEC Documents complied in all material respects with the requirements of the Securities Act or the Securities Exchange Act of 1934 (the “Exchange Act”) as the case may be, and none of the SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances in which they were made, not misleading, except to the extent corrected by a document subsequently filed with the SEC. The financial statements of Tarantella, including the notes thereto, included in the SEC Documents (the “Tarantella Financial Statements”) comply as to form in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with GAAP consistently applied (except as may be indicated in the notes thereto or, in the case of unaudited statements, as permitted by Form 10-Q of the SEC) and present fairly the consolidated financial position of Tarantella at the dates thereof and the consolidated results of its operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal audit adjustments). There has been no change in Tarantella accounting policies except as described in the notes to the Tarantella Financial Statements; provided, however, Tarantella may have restated or may restate one or more of the Tarantella Financial Statements to reflect acquisitions entered into subsequent to the respective dates thereof.

3.6    No Material Adverse Change. Since the date of the balance sheet included in Tarantella’s most recently filed report on Form 10-Q or Form 10-K, Tarantella has conducted its business in the ordinary course and there has not occurred: (a) any material adverse change in the financial condition, liabilities, assets or business of Tarantella; (b) any amendment or change in the Certificate of Incorporation or Bylaws of Tarantella (other than restatements of the Certificate or Incorporation which did not require stockholders’ approval); or (c) any damage to, destruction or loss of any assets of Tarantella, (whether or not covered by insurance) that materially and adversely affects the financial condition or business of Tarantella.

3.7    Litigation. There is no action, suit, proceeding, claim, arbitration or investigation pending, or as to which Tarantella has received any notice of assertion against Tarantella, which in any manner challenges or seeks to prevent, enjoin, alter or materially delay any of the transactions contemplated by this Agreement.

ARTICLE IV

CONDUCT PRIOR TO THE EFFECTIVE TIME

4.1    Conduct of Business of New Moon.

(a) New Moon Conduct. During the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement and the Effective Time, New Moon agrees (except to the extent that Tarantella shall otherwise consent in writing) to carry on its business in the usual, regular and ordinary course in substantially the same manner as heretofore conducted, to pay its debts and Taxes when due, to pay or perform other obligations when due, and, to the extent consistent with such business, to use all reasonable efforts consistent with past practice and policies to preserve intact its present business organization, keep available the services of its present officers and key employees and preserve their relationships with customers, suppliers, distributors, licensors, licensees, and others having business dealings with it, all with the goal of preserving unimpaired its goodwill and ongoing businesses at the Effective Time. New Moon shall promptly notify Tarantella of any event or occurrence or emergency not in the ordinary course of its business, and any material event involving or adversely affecting New Moon or its business. Except as expressly contemplated by this Agreement or as set forth on Schedule 4.1(a), New Moon shall not, without the prior written consent of Tarantella:

(i) Enter into any commitment, activity or transaction not in the ordinary course of business.

(ii) Transfer to any person or entity any rights to any New Moon Intellectual Property Rights (other than pursuant to End-User Licenses in the ordinary course of business);

(iii) Enter into or amend any agreements pursuant to which any other party is granted manufacturing, marketing, distribution or similar rights of any type or scope with respect to any products of New Moon;

(iv) Amend or otherwise modify (or agree to do so), except in the ordinary course of business, or violate the terms of, any of the agreements set forth or described in the New Moon Schedules;

(v) Commence any litigation;

(vi) Declare, set aside or pay any dividends on or make any other distributions (whether in cash, stock or property) in respect of any of its capital stock, or split, combine or reclassify any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of capital stock of New Moon, or repurchase, redeem or otherwise acquire, directly or indirectly, any shares of its capital stock (or options, warrants or other rights exercisable therefor);

(vii) Except for the issuance of shares of New Moon Capital Stock upon exercise or conversion of presently outstanding New Moon options or warrants, issue, grant, deliver or sell or authorize or propose the issuance, grant, delivery or sale of, or purchase or propose the purchase of, any shares of its capital stock or securities convertible into, or subscriptions, rights, warrants or options to acquire, or other agreements or commitments of any character obligating it to issue any such shares or other convertible securities;

(viii) Cause or permit any amendments to its Articles of Incorporation or Bylaws;

(ix) Acquire or agree to acquire by merging or consolidating with, or by purchasing any assets or equity securities of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof, or otherwise acquire or agree to acquire any assets which are material, individually or in the aggregate, to the business of New Moon;

(x) Sell, lease, license or otherwise dispose of any of its properties or assets, except in the ordinary course of business and consistent with past practice;

(xi) Incur any indebtedness for borrowed money or guarantee any such indebtedness or issue or sell any debt securities of New Moon or guarantee any debt securities of others;

(xii) Grant any severance or termination pay to any director, officer employee or consultant, except payments made pursuant to standard written agreements outstanding on the date hereof (which such agreements are disclosed on Schedule 4.1(a)(xii));

(xiii) Adopt or amend any employee benefit plan, program, policy or arrangement, or enter into any employment contract, extend any employment offer, pay or agree to pay any special bonus or special remuneration to any director, employee or consultant, or increase the salaries or wage rates of its employees;

(xiv) Revalue any of its assets, including without limitation writing down the value of inventory or writing off notes or accounts receivable other than in the ordinary course of business and consistent with past practice;

(xv) Pay, discharge or satisfy, in an amount in excess of $10,000, in any one case, or $25,000, in the aggregate, any claim, liability or obligation (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction in the ordinary course of business of liabilities reflected or reserved against in New Moon Financial Statements;

(xvi) Make or change any material election in respect of Taxes, adopt or change any accounting method in respect of Taxes, enter into any closing agreement, settle any claim or assessment in respect of Taxes, or consent to any extension or waiver of the limitation period applicable to any claim or assessment in respect of Taxes;

(xvii) Enter into any strategic alliance, joint development or joint marketing arrangement or agreement, grant exclusive distribution rights, or enter into any site license or royalty buyout arrangement;

(xviii) Fail to pay or otherwise satisfy its monetary obligations as they become due, except such as are being contested in good faith;

(xix) Waive or commit to waive any rights with a value in excess of $10,000, in any one case, or $25,000, in the aggregate;

(xx) Cancel, materially amend or renew any insurance policy other than in the ordinary course of business;

(xxi) Alter, or enter into any commitment to alter, its interest in any corporation, association, joint venture, partnership or business entity in which New Moon directly or indirectly holds any interest on the date hereof; or

(xxii) Take, or agree in writing or otherwise to take, any of the actions described in Sections 4.1(a)(i) through (xxi) above, or any other action that would prevent New Moon from performing or cause New Moon not to perform its covenants hereunder.

(b) Tarantella Conduct. Tarantella shall promptly notify New Moon of any event or occurrence which is not in the ordinary course of business of Tarantella and which is material and adverse to the business of Tarantella. Tarantella agrees to disclose to New Moon prior to the Effective Time any material change in its capitalization as set forth in Section 3.4 hereto.

4.2    No Solicitation. Until the earlier of the Effective Time and the date of termination of this Agreement pursuant to the provisions of Section 8.1 hereof, New Moon will not (nor will New Moon permit any of New Moon’s officers, directors, shareholders, agents, representatives or affiliates to) directly or indirectly, take any of the following actions with any party other than Tarantella and its designees: (a) solicit, initiate, entertain, or encourage any proposals or offers from, or conduct discussions with or engage in negotiations with, any person relating to any possible acquisition of New Moon or any of its subsidiaries (whether by way of merger, purchase of capital stock, purchase of assets or otherwise), any material portion of its or their capital stock or assets or any equity interest in New Moon or any of its subsidiaries, (b) provide information with respect to it to any person, other than Tarantella, relating to, or otherwise cooperate with, facilitate or encourage any effort or attempt by any such person with regard to, any possible acquisition of New Moon (whether by way of merger, purchase of capital stock, purchase of assets or otherwise), any material portion of its or their capital stock or assets or any equity interest in New Moon or any of its subsidiaries, (c) enter into an agreement with any person, other than Tarantella, providing for the acquisition of New Moon (whether by way of merger, purchase of capital stock, purchase of assets or otherwise), any material portion of its or their capital stock or assets or any equity interest in New Moon or any of its subsidiaries, or (d) make or authorize any statement, recommendation or solicitation in support of any possible acquisition of New Moon or any of its subsidiaries (whether by way of merger, purchase of capital stock, purchase of assets or otherwise), any material portion of its or their capital stock or assets or any equity interest in New Moon or any of its subsidiaries by any person, other than by Tarantella. New Moon shall immediately cease and cause to be terminated any such contacts or negotiations with third parties relating to any such transaction or proposed transaction. In addition to the foregoing, if New Moon receives prior to the Effective Time or the termination of this Agreement any offer or proposal relating to any of the above, New Moon shall immediately notify Tarantella thereof, including information as to the identity of the offeror or the party making any such offer or proposal and the specific terms of such offer or proposal, as the case may be, and such other information related thereto as Tarantella may reasonably request. Except as contemplated by this Agreement, disclosure by New Moon of the terms hereof (other than the prohibition of this section) shall be deemed to be a violation of this Section 4.2.

ARTICLE V

ADDITIONAL AGREEMENTS

5.1    New Moon Shareholder Approval. As promptly as practicable after the execution of this Agreement and at such time as is permitted by applicable law, New Moon shall submit this Agreement and the transactions contemplated hereby to its shareholders for approval and adoption as provided by California Law and its Articles of Incorporation and Bylaws. New Moon shall use its best efforts to solicit and obtain the consent of its shareholders sufficient to approve the Merger and this Agreement and to enable the Closing to occur as promptly as practicable. The materials submitted to New Moon’s shareholders shall be subject to review and approval by Tarantella and include information regarding New Moon, the terms of the Merger and this Agreement and the unanimous recommendation of the Board of Directors of New Moon in favor of the Merger and this Agreement.

5.2    Access to Information. Each party shall afford the others and its accountants, counsel and other representatives, reasonable access during normal business hours during the period prior to the Effective Time to (a) all of its properties, books, contracts, commitments and records, and (b) all other information concerning the business, properties and personnel (subject to restrictions imposed by applicable law) of it as the others may reasonably request, subject, in the case of Tarantella, to reasonable limits on access to its technical and other nonpublic information. No information or knowledge obtained in any investigation pursuant to this Section 5.2 shall affect or be deemed to modify any representation or warranty contained herein or, the conditions to the obligations of the parties to consummate the Merger.

5.3    Confidentiality. Each of the parties hereto hereby agrees to keep the terms of this Agreement (except to the extent contemplated hereby) and such information or knowledge obtained in any investigation pursuant to Section 5.2, or pursuant to the negotiation and execution of this Agreement or the effectuation of the transactions contemplated hereby, confidential; provided, however, that the foregoing shall not apply to information or knowledge which (a) a party can demonstrate was already lawfully in its possession prior to the disclosure thereof by the other party, (b) is generally known to the public and did not become so known through any violation of law, (c) became known to the public through no fault of such party, (d) is later lawfully acquired by such party without confidentiality restrictions from other sources, (e) is required to be disclosed by order of court or government agency with subpoena powers (provided that such party shall have provided the other party with prior notice of such and an opportunity to object or take other available action) or (f) which is disclosed in the course of any litigation between any of the parties hereto.

5.4    Expenses. Whether or not the Merger is consummated, all fees and expenses incurred in connection with the Merger including, without limitation, all legal, accounting, financial advisory, consulting and all other fees and expenses of third parties (“Third Party Expenses”) incurred by a party in connection with the negotiation and effectuation of the terms and conditions of this Agreement and the transactions contemplated hereby, shall be the obligation of the respective party incurring such fees and expenses.

5.5    Public Disclosure. Unless otherwise required by law (including, without limitation, federal and state securities laws) or, as to Tarantella, by the rules and regulations of the National Association of Securities Dealers, Inc., prior to the Effective Time, no disclosure (whether or not in response to an inquiry) of the subject matter of this Agreement shall be made by any party hereto unless approved by Tarantella and New Moon prior to release, provided that such approval shall not be unreasonably withheld.

5.6    Consents. New Moon shall use commercially reasonable efforts to obtain the consents, waivers and approvals under any of the Contracts as may be required in connection with the Merger (all of such consents, waivers and approvals are set forth in New Moon Schedules) so as to preserve all rights of and benefits to New Moon thereunder.

5.7    FIRPTA Compliance. On or prior to the Closing Date, New Moon shall deliver to Tarantella a properly executed statement in a form reasonably acceptable to Tarantella for purposes of satisfying Tarantella’s obligations under Treasury Regulation Section 1.1445-2(c)(3).

5.8    Reasonable Efforts. Subject to the terms and conditions provided in this Agreement, each of the parties hereto shall use its reasonable efforts to ensure that its representations and warranties remain true and correct in all material respects, and to take promptly, or cause to be taken, all actions, and to do promptly, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated hereby, to obtain all necessary waivers, consents and approvals, to effect all necessary registrations and filings, and to remove any injunctions or other impediments or delays, legal or otherwise, in order to consummate and make effective the transactions contemplated by this Agreement for the purpose of securing to the parties hereto the benefits contemplated by this Agreement; provided that Tarantella shall not be required to agree to any divestiture by Tarantella or New Moon or any of Tarantella’s subsidiaries or affiliates of shares of capital stock or of any business, assets or property of Tarantella or its subsidiaries or affiliates or New Moon or its affiliates, or the imposition of any material limitation on the ability of any of them to conduct their businesses or to own or exercise control of such assets, properties and stock.

5.9    Notification of Certain Matters. New Moon shall give prompt notice to Tarantella, and Tarantella shall give prompt notice to New Moon, of (i) the occurrence or non-occurrence of any event, the occurrence or non-occurrence of which is likely to cause any representation or warranty of New Moon and Tarantella, respectively, contained in this Agreement to be untrue or inaccurate at or prior to the Effective Time and (ii) any failure of New Moon or Tarantella, as the case may be, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder; provided, however, that the delivery of any notice pursuant to this Section 5.9 shall not limit or otherwise affect any remedies available to the party receiving such notice.

5.10    Employees. On or prior to the Closing Date, Tarantella shall offer employment to each of the employees who have received a draft offer letter or agreement prior to execution of this agreement, such offer or agreement to be made on the terms in such draft offer letter or agreement. Further, Tarantella, in consultation with New Moon, shall establish a program to address the motivation and retention of New Moon employees. New Moon shall assist Tarantella to encourage such employees to become employees of Tarantella and shall support an orderly and successful transition. Tarantella shall not assume any obligation of New Moon with respect to liabilities relating to such employees, including without limitation, obligations for accrued vacation time, severance arrangements, workers’ compensation or any liability for insurance, medical or other welfare benefits, other than under Tarantella’s benefit plans and as agreed by the parties. In addition, all severance, welfare or benefits claims relating to the period prior to the Closing, shall be the responsibility of New Moon.

5.11    Certain Benefit Plans. Tarantella shall take such reasonable actions as are necessary to allow eligible employees of New Moon to participate in the benefit programs of Tarantella, or alternative benefits programs substantially comparable to those applicable to employees of Tarantella on similar terms, as soon as practicable after the Effective Time; provided, however, that the foregoing shall not require any new options granted by Tarantella to former employees of New Moon to qualify as incentive stock options).

5.12    Employee Shares. As part of the consideration for the transactions contemplated hereby, an additional 1,194,000 shares of Tarantella Common Stock shall be reserved by Tarantella for distribution to the former employees of New Moon to satisfy obligations of New Moon to such former employees and as set forth on Schedule 5.12. Tarantella, or a third party on its behalf, shall act as the administrator for the distribution of said shares and shall retain 10% of such 1,194,000 shares to help off-set against applicable withholding taxes (e.g. FICA) and administrative fees. Tarantella or the administrator shall ensure that any withholding obligations of such former employees are satisfied as and when any distributions are made.

5.13    Affiliate Agreements. Schedule 5.13 sets forth those persons who, in New Moon’s reasonable judgment, are or may be “affiliates” of New Moon within the meaning of Rule 145 (each such person an “Affiliate”) promulgated under the Securities Act (“Rule 145”). New Moon shall provide Tarantella such information and documents as Tarantella shall reasonably request for purposes of reviewing such list. New Moon shall deliver or cause to be delivered to Tarantella, concurrently with the execution of this Agreement (and in any case prior to the Closing) from each of the Affiliates of New Moon, an executed Affiliate Agreement in the form attached hereto as Exhibit B. Tarantella shall be entitled to place appropriate legends on the certificates evidencing any Tarantella Common Stock to be received by such Affiliates pursuant to the terms of this Agreement, and to issue appropriate stop transfer instructions to the transfer agent for Tarantella Common Stock, consistent with the terms of such Affiliate Agreements.

5.14    Additional Documents and Further Assurances. Each party hereto, at the request of the other party hereto, shall execute and deliver such other instruments and do and perform such other acts and things as may be necessary or desirable for effecting completely the consummation of this Agreement and the transactions contemplated hereby.

5.15     New Moon’s Auditors. New Moon will use its commercially reasonable efforts to cause its management and its independent auditors to facilitate on a timely basis (i) the preparation of financial statements as required by Tarantella to comply with applicable SEC regulations and, (ii) the review of any New Moon audit or review work papers for up to the past three years, including the examination of selected interim financial statements and data.

ARTICLE VI

CONDITIONS TO THE MERGER

6.1     Conditions to Obligations of Each Party to Effect the Merger. The respective obligations of each party to this Agreement to effect the Merger shall be subject to the satisfaction at or prior to the Closing of the following conditions:

(a) Shareholder Approval. This Agreement and the Merger shall have been approved and adopted by the shareholders of New Moon by the requisite vote under applicable law and New Moon’s Articles of Incorporation.

(b) Securities Law Compliance. The issuance of Tarantella Common Stock in the Merger shall be exempt from the registration requirement of the federal securities laws and shall have been qualified or shall be exempt under all applicable state securities laws.

(c) No Injunctions or Restraints; Illegality. No temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal or regulatory restraint or prohibition preventing the consummation of the Merger shall be in effect.

6.2     Additional Conditions to Obligations of New Moon. The obligations of New Moon to consummate the Merger and the transactions contemplated by this Agreement shall be subject to the satisfaction at or prior to the Closing of each of the following conditions, any of which may be waived, in writing, exclusively by New Moon:

(a) Representations and Warranties. The representations and warranties of Tarantella and Merger Sub contained in this Agreement shall be true and correct in all material respects on and as of the Closing Date, except for changes contemplated by this Agreement and except for those representations and warranties which address matters only as of a particular date (which shall remain true and correct as of such date), with the same force and effect as if made on and as of the Closing Date, except, in all such cases, for such breaches, inaccuracies or omissions of such representations and warranties which have neither had nor reasonably would be expected to have a Material Adverse Effect on Tarantella; and New Moon shall have received a certificate to such effect signed on behalf of Tarantella by a duly authorized officer of Tarantella.

(b) Agreements and Covenants. Tarantella and Merger Sub shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by them on or prior to the Effective Time, and New Moon shall have received a certificate to such effect signed by a duly authorized officer of Tarantella.

(c) Legal Opinion. New Moon shall have received a legal opinion from Tarantella’s Senior Vice President, Law and Corporate Affairs, in form and substance reasonably acceptable to New Moon.

(d) Material Adverse Change. There shall not have occurred any material adverse change in the business, assets (including intangible assets), liabilities, financial condition or results of operations of Tarantella since the date of the Balance Sheet. For purposes of this condition, a decline in the trading price of Tarantella’s Common Stock, whether occurring at any time or from time to time, as reported by Nasdaq or any other automated quotation system or exchange shall not constitute a material adverse change.

6.3     Additional Conditions to the Obligations of Tarantella and Merger Sub. The obligations of Tarantella and Merger Sub to consummate the Merger and the transactions contemplated by this Agreement shall be subject to the satisfaction at or prior to the Closing of each of the following conditions, any of which may be waived, in writing, exclusively by Tarantella:

(a) Cash At Closing. New Moon shall have no less then $2,600,000 of cash at the Closing, provided that the Closing occurs on or prior to June 5th, provided, however, in the event the Closing is delayed due to the fault of Tarantella, the cash at Closing may be reduced due to normal business expenditures experienced by New Moon, but in no event in excess of $100,000 for each week of such delay, prorated for any portion thereof.

(b) Representations and Warranties. The representations and warranties of New Moon contained in this Agreement shall be true and correct in all material respects on and as of the Closing Date, except for changes contemplated by this Agreement and except for those representations and warranties which address matters only as of a particular date (which shall remain true and correct as of such date), with the same force and effect as if made on and as of the Closing Date, except, in all such cases, for such breaches, inaccuracies or omissions of such representations and warranties which have neither had nor reasonably would be expected to have a Material Adverse Effect on New Moon or Tarantella; and Tarantella and Merger Sub shall have received a certificate to such effect signed on behalf of New Moon by the chief executive officer and chief financial officer of New Moon;

(c) Agreements and Covenants. New Moon shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by it on or prior to the Effective Time, and Tarantella and Merger Sub shall have received a certificate to such effect signed by a duly authorized officer of New Moon;

(d) Third Party Consents. Tarantella shall have been furnished with evidence satisfactory to it that New Moon has obtained the consents, approvals and waivers set forth in Schedule 6.3(c).

(e) Legal Opinion. Tarantella shall have received a legal opinion from Gray, Cary Ware and Freidenrich LLP, legal counsel to New Moon, in form and substance reasonably acceptable to Tarantella.

(f) Affiliate Agreements. Each of the parties identified by New Moon as being an Affiliate of New Moon shall have delivered to Tarantella an executed Affiliate Agreement which shall be in full force and effect.

(g) Material Adverse Change. There shall not have occurred any material adverse change in the business, assets (including intangible assets) financial condition or results of operations of New Moon since the date of the Balance Sheet.

(h) No Dissenters. Holders of more than 20% of the outstanding shares of New Moon Series D Preferred Stock shall not have exercised, nor shall they have any continued right to exercise, appraisal, dissenters’ or similar rights under applicable law with respect to their shares by virtue of the Merger.

(i) Due Diligence Investigation. Tarantella shall have completed its due diligence investigation of New Moon to Tarantella’s satisfaction, provided, that no information or knowledge obtained in such investigation shall affect or be deemed to modify any representation or warranty of New Moon contained herein.

(j) Accredited Investors. Tarantella shall reasonably be satisfied that at the time of the Closing there are no more than 35 New Moon shareholders who will receive shares of Tarantella Common Stock in the Merger, who are U.S. Persons and who are not “accredited investors,” and that each such New Moon Shareholder who is a U.S. Person and who is not an “accredited investor” shall, either alone or through appropriate representation by a “purchaser representative” (as such terms used in the Securities Act and the rules promulgated thereunder), have such knowledge and experience in financial and business matters that such New Moon Shareholder is capable of evaluating the merits and risks of the prospective investment in Tarantella Common Stock.

(k) Good Standing Certificates. At Closing, New Moon shall use commercially reasonable efforts to provide to Tarantella certificates of corporate and tax good standing from the State of California and each other U.S. jurisdiction where New Moon is qualified to do business, such certificates of corporate and tax good standing to be dated as of the date not more than five (5) days prior to the Closing.

ARTICLE VII

SURVIVAL OF REPRESENTATIONS AND WARRANTIES; ESCROW; INDEMNIFICATION

7.1     Survival of Representations and Warranties. All of New Moon’s representations and warranties in this Agreement or in any instrument delivered pursuant to this Agreement (each as modified by New Moon Schedules) shall survive the Merger and continue until 5:00 p.m., California time, on the date which is one year following the date of this Agreement (the “Expiration Date”).

7.2    Escrow Arrangements.

(a) Escrow Fund. As soon as Earnout funds become available, the Escrow Amount, without any act of any shareholder, will be deposited with Wells Fargo Bank West, N.A., (or other institution acceptable to Tarantella and the Shareholders’ Agent (as defined in Section 7.2(g) below)) as Escrow Agent (the “Escrow Agent”), such deposits to constitute an escrow fund (the “Escrow Fund”) to be governed by the terms set forth herein and at Tarantella’s cost and expense. Pursuant to Section 1.7(e), the first $300,000 of any Earnout payments or buyout pursuant to Section 1.7(g) shall be used to fund the Escrow Fund. The Escrow Fund shall be available to compensate Tarantella and its affiliates for any claims, losses, liabilities, damages, deficiencies, costs and expenses, including reasonable attorneys’ fees and expenses, and expenses of investigation and defense (hereinafter individually a “Loss” and collectively “Losses”) incurred by Tarantella, its officers, directors, or affiliates (including the Surviving Corporation) directly or indirectly as a result of (i) any inaccuracy or breach of a representation or warranty of New Moon or any such representation or warranty contained in Article II herein (as modified by New Moon Schedules), or (ii) any failure by New Moon to perform or comply with any covenant contained herein, in each case, disregarding, the phrases “material”, “materially,” “in all material respects,” “Material Adverse Effect” and any similar phrase. Tarantella and New Moon each acknowledge that such Losses, if any, would relate to unresolved contingencies existing at the Effective Time, which if resolved at the Effective Time would have led to a reduction in the aggregate Merger consideration. Nothing herein shall limit the liability of New Moon for any breach of any representation, warranty or covenant if the Merger does not close. Tarantella may not receive any monies from the Escrow Fund unless and until Officer’s Certificates (as defined in paragraph (d) below) identifying Losses, the aggregate amount of which exceed $5,000, have been delivered to the Escrow Agent as provided in paragraph (e); in such case, Tarantella may recover from the Escrow Fund the total of its Losses, including the first $5,000. In the event the Losses exceed the amount then in the Escrow Fund, Tarantella shall be permitted to off-set any subsequent payment of the Minimum Earnout or buyout pursuant to Section 1.7 hereof until the Losses have been paid; provided that, in no event shall the amounts deposited in the Escrow Fund and any additional amounts withheld from the Minimum Earnout or buyout exceed $600,000 when aggregated.

(b) Escrow Period; Distribution upon Termination of Escrow Periods. Subject to the following requirements, the Escrow Fund shall be in existence following the availability of Earnout funds and shall terminate at 5:00 p.m., California time, on the Expiration Date (the “Escrow Period”); provided that the Escrow Period shall not terminate with respect to such amount (or some portion thereof), that together with the aggregate amount remaining in the Escrow Fund is necessary in the reasonable judgment of Tarantella, subject to the objection of the Shareholders’ Agent and the subsequent arbitration of the matter in the manner provided in Section 7.2(f) hereof, to satisfy any unsatisfied claims concerning facts and circumstances existing prior to the termination of such Escrow Period specified in any Officer’s Certificate delivered to the Escrow Agent prior to termination of such Escrow Period. As soon as all such claims have been resolved, the Escrow Agent shall deliver to the former shareholders of New Moon the remaining portion of the Escrow Fund not required to satisfy such claims. Deliveries of the Escrow Amounts to the former shareholders of New Moon pursuant to this Section 7.2(b) shall be made in proportion to their respective original contributions to the Escrow Fund.

(c) Protection of Escrow Fund. The Escrow Agent shall hold and safeguard the Escrow Fund during the Escrow Period, shall treat such fund as a trust fund in accordance with the terms of this Agreement and not as the property of Tarantella and shall hold and dispose of the Escrow Fund only in accordance with the terms hereof.

(d) Claims Upon Escrow Fund. Upon receipt by the Escrow Agent at any time on or before the last day of the Escrow Period of a certificate signed by any officer of Tarantella (an “Officer’s Certificate”): (A) stating that Tarantella has paid Losses and (B) specifying in reasonable detail the individual items of Losses included in the amount so stated, the date each such item was paid and the nature of the misrepresentation, breach of warranty or covenant to which such item is related, the Escrow Agent shall, subject to the provisions of Section 7.2(e) hereof, deliver to Tarantella out of the Escrow Fund, as promptly as practicable, an amount equal to such Losses.

(e) Objections to Claims. At the time of delivery of any Officer’s Certificate to the Escrow Agent, a duplicate copy of such certificate shall be delivered to the Shareholders’ Agent and for a period of thirty (30) days after such delivery, the Escrow Agent shall make no delivery to Tarantella of any Escrow Amounts pursuant to Section 7.2(d) hereof unless the Escrow Agent shall have received written authorization from the Shareholders’ Agent to make such delivery. After the expiration of such thirty (30) day period, the Escrow Agent shall make the appropriate payment from the Escrow Fund in accordance with Section 7.2(d) hereof, provided that no such payment or delivery may be made if the Shareholders’ Agent shall object in a written statement to the claim made in the Officer’s Certificate, and such statement shall have been delivered to the Escrow Agent prior to the expiration of such thirty (30) day period.

(f) Resolution of Conflicts; Arbitration.

(i) In case the Shareholders’ Agent shall so object in writing to any claim or claims made in any Officer’s Certificate, the Shareholders’ Agent and Tarantella shall attempt in good faith to agree upon the rights of the respective parties with respect to each of such claims. If the Shareholders’ Agent and Tarantella should so agree, a memorandum setting forth such agreement shall be prepared and signed by both parties and shall be furnished to the Escrow Agent. The Escrow Agent shall be entitled to rely on any such memorandum and distribute monies from the Escrow Fund in accordance with the terms thereof.

(ii) If no such agreement can be reached after good faith negotiation, either Tarantella or the Shareholders’ Agent may demand arbitration of the matter unless the amount of the damage or loss is at issue in pending litigation with a third party, in which event arbitration shall not be commenced until such amount is ascertained or both parties agree to arbitration; and in either such event the matter shall be settled by arbitration conducted by three arbitrators. Tarantella and the Shareholders’ Agent shall each select one arbitrator, and the two arbitrators so selected shall select a third arbitrator. The arbitrators shall set a limited time period and establish procedures designed to reduce the cost and time for discovery while allowing the parties an opportunity, adequate in the sole judgment of the arbitrators, to discover relevant information from the opposing parties about the subject matter of the dispute. The arbitrators shall rule upon motions to compel or limit discovery and shall have the authority to impose sanctions, including attorneys’ fees and costs, to the extent as a court of competent law or equity, should the arbitrators determine that discovery was sought without substantial justification or that discovery was refused or objected to without substantial justification. The decision of a majority of the three arbitrators as to the validity and amount of any claim in such Officer’s Certificate shall be binding and conclusive upon the parties to this Agreement, and notwithstanding anything in Section 7.2(e) hereof, the Escrow Agent shall be entitled to act in accordance with such decision and make or withhold payments out of the Escrow Fund in accordance therewith. Such decision shall be written and shall be supported by written findings of fact and conclusions which shall set forth the award, judgment, decree or order awarded by the arbitrators.

(iii) Judgment upon any award rendered by the arbitrators may be entered in any court having jurisdiction. Any such arbitration shall be held in Santa Clara County, California under the rules then in effect of the American Arbitration Association. For purposes of this Section 7.2(f), in any arbitration hereunder in which any claim or the amount thereof stated in the Officer’s Certificate is at issue, Tarantella shall be deemed to be the Non-Prevailing Party in the event that the arbitrators award Tarantella less than the sum of one-half (1/2) of the disputed amount plus any amounts not in dispute; otherwise, the former shareholders of New Moon as represented by the Shareholders’ Agent shall be deemed to be the Non-Prevailing Party. The Non-Prevailing Party to an arbitration shall pay its own expenses, the fees of each arbitrator, the administrative costs of the arbitration and the expenses, including without limitation, reasonable attorneys’ fees and costs, incurred by the other party to the arbitration.

(g) Shareholders’ Agent; Power of Attorney.

(i) Prior to the Closing, New Moon shall appoint an individual reasonably acceptable to Tarantella to act as agent and attorney-in-fact, (the “Shareholders’ Agent”) for each shareholder of New Moon (except such shareholders, if any, as shall have perfected their appraisal or dissenters’ rights under California Law), for and on behalf of the former shareholders of New Moon, the Shareholders’ Agent shall give and receive notices and communications, authorize delivery to Tarantella of payments from the Escrow Fund in satisfaction of claims by Tarantella, object to such deliveries, agree to, negotiate, enter into settlements and compromises of, and demand arbitration and comply with orders of courts and awards of arbitrators with respect to such claims, and take all actions necessary or appropriate in the judgment of Shareholders’ Agent for the accomplishment of the foregoing. The Shareholders’ Agent may be changed by the former shareholders of New Moon from time to time upon not less than thirty (30) days prior written notice to Tarantella; provided that the Shareholders’ Agent may not be removed unless holders of a two-thirds interest of the Escrow Fund agree to such removal and to the identity of the substituted agent; and provided that such substituted agent shall be reasonably acceptable to Tarantella. Any vacancy in the position of Shareholders’ Agent may be filled by approval of the holders of a majority-in-interest of the Escrow Fund. No bond shall be required of the Shareholders’ Agent, and the Shareholders’ Agent shall not receive compensation for his or her services. Notices or communications to or from the Shareholders’ Agent shall constitute notice to or from each of the shareholders of New Moon.

(ii) The Shareholders’ Agent shall not be liable for any act done or omitted hereunder as Shareholders’ Agent while acting in good faith and in the exercise of reasonable judgment. The former shareholders of New Moon on whose behalf the Escrow Amount was contributed to the Escrow Fund shall severally indemnify the Shareholders’ Agent and hold the Shareholders’ Agent harmless against any loss, liability or expense incurred without negligence or bad faith on the part of the Shareholders’ Agent and arising out of or in connection with the acceptance or administration of the Shareholders’ Agent’s duties hereunder, including the reasonable fees and expenses of any legal counsel retained by the Shareholders’ Agent.

(h) Actions of the Shareholders’ Agent. A decision, act, consent or instruction of the Shareholders’ Agent shall constitute a decision of all the shareholders for whom a portion of the Escrow Amount otherwise issuable to them are deposited in the Escrow Fund and shall be final, binding and conclusive upon each of such shareholders, and the Escrow Agent and Tarantella may rely upon any such decision, act, consent or instruction of the Shareholders’ Agent as being the decision, act, consent or instruction of each every such shareholder of New Moon. The Escrow Agent and Tarantella are hereby relieved from any liability to any person for any acts done by them in accordance with such decision, act, consent or instruction of the Shareholders’ Agent.

(i) Third-Party Claims. In the event Tarantella becomes aware of a third-party claim which Tarantella believes may result in a demand against the Escrow Fund, Tarantella shall notify the Shareholders’ Agent of such claim, and the Shareholders’ Agent, as representative for the former shareholders of New Moon, shall be entitled, at their expense, to participate in any defense of such claim. Tarantella shall have the right in its sole discretion to settle any such claim; provided, however, that except with the consent of the Shareholders’ Agent, no settlement of any such claim with third-party claimants shall alone be determinative of the amount of any claim against the Escrow Fund. In the event that the Shareholders’ Agent has consented to any such settlement, the Shareholders’ Agent shall have no power or authority to object under any provision of this Article VII to the amount of any claim by Tarantella against the Escrow Fund with respect to such settlement.

(j) Escrow Agent’s Duties.

(i) The Escrow Agent shall be obligated only for the performance of such duties as are specifically set forth herein, and as set forth in any additional written escrow instructions which the Escrow Agent may receive after the date of this Agreement which are signed by an officer of Tarantella and the Shareholders’ Agent, and may rely and shall be protected in relying or refraining from acting on any instrument reasonably believed to be genuine and to have been signed or presented by the proper party or parties. The Escrow Agent shall not be liable for any act done or omitted hereunder as Escrow Agent while acting in good faith and in the exercise of reasonable judgment, and any act done or omitted pursuant to the advice of counsel shall be conclusive evidence of such good faith.

(ii) The Escrow Agent is hereby expressly authorized to comply with and obey orders, judgments or decrees of any court of law, notwithstanding any notices, warnings or other communications from any party or any other person to the contrary. In case the Escrow Agent obeys or complies with any such order, judgment or decree of any court, the Escrow Agent shall not be liable to any of the parties hereto or to any other person by reason of such compliance, notwithstanding any such order, judgment or decree being subsequently reversed, modified, annulled, set aside, vacated or found to have been entered without jurisdiction.

(iii) The Escrow Agent shall not be liable in any respect on account of the identity, authority or rights of the parties executing or delivering or purporting to execute or deliver this Agreement or any documents or papers deposited or called for hereunder.

(iv) The Escrow Agent shall not be liable for the expiration of any rights under any statute of limitations with respect to this Agreement or any documents deposited with the Escrow Agent.

(v) In performing any duties under the Agreement, the Escrow Agent shall not be liable to any party for damages, losses, or expenses, except for gross negligence or willful misconduct on the part of the Escrow Agent. The Escrow Agent shall not incur any such liability for (A) any act or failure to act made or omitted in good faith, or (B) any action taken or omitted in reliance upon any instrument, including any written statement or affidavit provided for in this Agreement that the Escrow Agent shall in good faith believe to be genuine, nor will the Escrow Agent be liable or responsible for forgeries, fraud, impersonations, or determining the scope of any representative authority. In addition, the Escrow Agent may consult with the legal counsel in connection with Escrow Agent’s duties under this Agreement and shall be fully protected in any act taken, suffered, or permitted by him/her in good faith in accordance with the advice of counsel. The Escrow Agent is not responsible for determining and verifying the authority of any person acting or purporting to act on behalf of any party to this Agreement.

(vi) If any controversy arises between the parties to this Agreement, or with any other party, concerning the subject matter of this Agreement, its terms or conditions, the Escrow Agent will not be required to determine the controversy or to take any action regarding it. The Escrow Agent may hold all documents and monies and may wait for settlement of any such controversy by final appropriate legal proceedings or other means as, in the Escrow Agent’s discretion, the Escrow Agent may be required, despite what may be set forth elsewhere in this Agreement. In such event, the Escrow Agent will not be liable for damage. Furthermore, the Escrow Agent may at its option, file an action of interpleader requiring the parties to answer and litigate any claims and rights among themselves. The Escrow Agent is authorized to deposit with the clerk of the court all documents and monies, except all cost, expenses, charges and reasonable attorney fees incurred by the Escrow Agent due to the interpleader action and which the parties jointly and severally agree to pay. Upon initiating such action, the Escrow Agent shall be fully released and discharged of and from all obligations and liability imposed by the terms of this Agreement.

(vii) The parties and their respective successors and assigns agree jointly and severally to indemnify and hold Escrow Agent harmless against any and all losses, claims, damages, liabilities, and expenses, including reasonable costs of investigation, counsel fees, and disbursements that may be imposed on Escrow Agent or incurred by Escrow Agent in connection with the performance of his/her duties under this Agreement, including but not limited to any litigation arising from this Agreement or involving its subject matter.

(viii) The Escrow Agent may resign at any time upon giving at least thirty (30) days written notice to the parties; provided, however, that no such resignation shall become effective until the appointment of a successor escrow agent which shall be accomplished as follows: the parties shall use their best efforts to mutually agree on a successor escrow agent within thirty (30) days after receiving such notice. If the parties fail to agree upon a successor escrow agent within such time, the Escrow Agent shall have the right to appoint a successor escrow agent authorized to do business in the State of California. The successor escrow agent shall execute and deliver an instrument accepting such appointment and it shall, without further acts, be vested with all the estates, properties, rights, powers, and duties of the predecessor escrow agent as if originally named as escrow agent. The Escrow Agent shall be discharged from any further duties and liability under this Agreement.

(k) Fees. All fees of the Escrow Agent for performance of its duties hereunder shall be paid by Tarantella. It is understood that the fees and usual charges agreed upon for services of the Escrow Agent shall be considered compensation for ordinary services as contemplated by this Agreement. In the event that the conditions of this Agreement are not promptly fulfilled, or if the Escrow Agent renders any service not provided for in this Agreement, or if the parties request a substantial modification of its terms, or if any controversy arises, or if the Escrow Agent is made a party to, or intervenes in, any litigation pertaining to this escrow or its subject matter, the Escrow Agent shall be reasonably compensated for such extraordinary services and reimbursed for all costs, attorney’s fees, and expenses occasioned by such default, delay, controversy or litigation. Tarantella promises to pay these sums upon demand.

7.3    Indemnification.

(a) Subject to the limitations set forth in this Article VII, the former New Moon shareholders shall indemnify and hold harmless Tarantella and its officers, directors, agents and employees, and each Person, if any, who controls or may control Tarantella within the meaning of the Securities Act from and against any and all damages arising out of any misrepresentation or breach of or default in connection with any of the representations, warranties, covenants and agreements given or made by New Moon in this Agreement, New Moon Disclosure Schedule or in any certificate delivered at Closing. It is the intent of the parties that all indemnification obligations of the New Moon shareholders set forth in this Agreement shall apply without regard to whether or not the New Moon Shareholders are negligent or otherwise at fault in any respect with regard to the existence or occurrence of any of the matters covered by any such indemnification obligation and the New Moon shareholders otherwise caused or created, or are claimed to have caused or created, the existence or occurrence of any of the matters covered by any such indemnification obligation, whether through their own acts or omissions or otherwise. Subject to Section 7.3(b), the indemnification obligations of New Moon Shareholders shall not exceed the amount of the Escrow Fund, plus an additional sum of $300,000. The amount of the Escrow Fund plus the additional sum of $300,000 shall be the exclusive security for this indemnity obligation of the former New Moon shareholders and the exclusive remedy for Tarantella against any former New Moon shareholder in connection with this indemnity obligation shall be to make a claim against the Escrow, any Earnout payments, any buy-out pursuant to Section 1.7(g), and/or the Minimum Earnout, in accordance with and pursuant to this Article VII and the escrow agreement that governs the Escrow Fund.

(b) Notwithstanding anything herein to the contrary, nothing in this Agreement shall limit the liability (i) of New Moon or Tarantella for any breach of any representation, warranty or covenant if the Merger does not close, (ii) of New Moon or Tarantella in the event of fraud in the making of any representation or warranty hereunder, or intentional, willful or reckless non-fulfillment or intentional, willful or reckless breach by such party of any agreement or covenant in this Agreement, or (iii) of New Moon for any claim brought by a former New Moon shareholder against Tarantella claiming that the distribution of consideration provided herein damaged the interests of such shareholder. Tarantella shall be entitled to offset such amounts from the Earnout or any buyout pursuant to Section 1.7.

ARTICLE VIII

TERMINATION, AMENDMENT AND WAIVER

8.1    Termination. Except as provided in Section 8.2 below, this Agreement may be terminated and the Merger abandoned at any time prior to the Effective Time:

(a) by mutual consent of New Moon and Tarantella;

(b) by Tarantella or New Moon if: (i) the Effective Time has not occurred before 5:00 p.m. (Pacific time) on June 30, 2003 (provided that the right to terminate this Agreement under this clause 8.1(b)(i) shall not be available to any party whose willful failure to fulfill any obligation hereunder has been the cause of, or resulted in, the failure of the Effective Time to occur on or before such date); (ii) there shall be a final nonappealable order of a federal or state court in effect preventing consummation of the Merger; or (iii) there shall be any statute, rule, regulation or order enacted, promulgated or issued or deemed applicable to the Merger by any governmental entity that would make consummation of the Merger illegal;

(c) by Tarantella if there shall be any action taken, or any statute, rule, regulation or order enacted, promulgated or issued or deemed applicable to the Merger, by any Governmental Entity, which would: (i) prohibit Tarantella’s or New Moon’s ownership or operation of all or any portion of the business of New Moon or (ii) compel Tarantella or New Moon to dispose of or hold separate all or a portion of the business or assets of New Moon or Tarantella as a result of the Merger;

(d) by Tarantella if it is not in material breach of its obligations under this Agreement and there has been a breach of any representation, warranty, covenant or agreement contained in this Agreement on the part of New Moon and (i) such breach has not been cured within five (5) business days after written notice to New Moon (provided that, no cure period shall be required for a breach which by its nature cannot be cured), and (ii) as a result of such breach the conditions set forth in Section 6.3(a) or 6.3(b), as the case may be, would not then be satisfied; or

(e) by New Moon if it is not in material breach of its obligations under this Agreement and there has been a breach of any representation, warranty, covenant or agreement contained in this Agreement on the part of Tarantella or Merger Sub and (i) such breach has not been cured within five (5) business days after written notice to Tarantella (provided that, no cure period shall be required for a breach which by its nature cannot be cured), and (ii) as a result of such breach the conditions set forth in Section 6.2(a) or 6.2(b), as the case may be, would not then be satisfied.

Where action is taken to terminate this Agreement pursuant to this Section 8.1, it shall be sufficient for such action to be authorized by the Board of Directors (as applicable) of the party taking such action.

8.2    Effect of Termination. In the event of termination of this Agreement as provided in Section 8.1, this Agreement shall forthwith become void and there shall be no liability or obligation on the part of Tarantella, Merger Sub or New Moon, or their respective officers, directors or shareholders, provided that, each party shall remain liable for any breaches of this Agreement prior to its termination; and provided further that, the provisions of Sections 5.3 and 5.4 and Article VIII of this Agreement shall remain in full force and effect and survive any termination of this Agreement.

8.3    Amendment. Except as is otherwise required by applicable law after the shareholders of New Moon approve this Agreement, this Agreement may be amended by the parties hereto at any time by execution of an instrument in writing signed on behalf of each of the parties hereto.

8.4    Extension; Waiver. At any time prior to the Effective Time, Tarantella and Merger Sub, on the one hand, and New Moon, on the other, may, to the extent legally allowed, (i) extend the time for the performance of any of the obligations of the other party hereto, (ii) waive any inaccuracies in the representations and warranties made to such party contained herein or in any document delivered pursuant hereto, and (iii) waive compliance with any of the agreements or conditions for the benefit of such party contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party.

ARTICLE IX

GENERAL PROVISIONS

9.1    Notices. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally or by commercial delivery service, or mailed by registered or certified mail (return receipt requested) or sent via facsimile (with acknowledgment of complete transmission) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

(a) if to Tarantella or Merger Sub, to:

Tarantella, Inc.

425 Encinal Street

Santa Cruz, California 95060

Attention: Legal Department

Telephone No.: (831) 427-7222

Facsimile No.: (831) 427-5499

with a copy to:

Wilson Sonsini Goodrich & Rosati, P.C.

650 Page Mill Road

Palo Alto, California 94304

Attention: Mike Danaher, Esq.

Telephone No.: (650) 493-9300

Facsimile No.: (650) 493-6811

(b) if to New Moon, to:

New Moon Systems, Inc.

2 North Second Street, Suite 1000

San Jose, California 95113

Attention: Marc Lowe

Telephone No.: (408) 296-8500

Facsimile No.: (408) 296-8600

with a copy to:

Gray Cary Ware & Freidenrich LLP

153 Townsend Street, Suite 800

San Francisco, CA 94107

Attention: Howard Clowes

Telephone No.: 415-836-2500

Facsimile No.: 415-836-2501

9.2    Interpretation. The words “include,” “includes” and “including” when used herein shall be deemed in each case to be followed by the words “without limitation.” The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

9.3    Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party, it being understood that all parties need not sign the same counterpart.

9.4    Entire Agreement; Assignment. This Agreement, the Schedules and Exhibits hereto, and the documents and instruments and other agreements among the parties hereto referenced herein: (a) constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof; (b) are not intended to confer upon any other person any rights or remedies hereunder; and (c) shall not be assigned by operation of law or otherwise except as otherwise specifically provided, except that Tarantella and Merger Sub may assign their respective rights and delegate their respective obligations hereunder to their respective affiliates.

9.5    Severability. In the event that any provision of this Agreement or the application thereof, becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, the remainder of this Agreement will continue in full force and effect and the application of such provision to other persons or circumstances will be interpreted so as reasonably to effect the intent of the parties hereto. The parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of such void or unenforceable provision.

9.6    Other Remedies. Except as otherwise provided herein, any and all remedies herein expressly conferred upon a party will be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by law or equity upon such party, and the exercise by a party of any one remedy will not preclude the exercise of any other remedy.

9.7    Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of California, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof. Each of the parties hereto agrees that process may be served upon them in any manner authorized by the laws of the State of California for such persons and waives and covenants not to assert or plead any objection which they might otherwise have to such jurisdiction and such process.

9.8    Rules of Construction. The parties hereto agree that they have been represented by counsel during the negotiation and execution of this Agreement and, therefore, waive the application of any law, regulation, holding or rule of construction providing that ambiguities in an agreement or other document will be construed against the party drafting such agreement or document.

9.9    Specific Performance. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity.

IN WITNESS WHEREOF, Tarantella, Merger Sub, and New Moon have caused this Agreement to be signed by their duly authorized respective officers, all as of the date first written above.

NEW MOON SYSTEMS, INC.		TARANTELLA, INC.

By		By

	Name: Title:		Name: Title:

TARANTELLA ACQUISITION CORP.

By

Name: Title: